                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                                   $80,000,000
                                CREDIT AGREEMENT

                         DATED AS OF SEPTEMBER 30, 2002

                                      AMONG

                              ASSET ACCEPTANCE, LLC
                              FINANCIAL CREDIT, LLC
                               CFC FINANCIAL, LLC
                              CONSUMER CREDIT, LLC
                                AS THE BORROWERS,

                                  BANK ONE, NA,
                                    AS AGENT

                         BANC ONE CAPITAL MARKETS, INC.,
                   AS LEAD ARRANGER AND SOLE BOOK RUNNER, AND

                         THE OTHER LENDERS PARTY HERETO

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS...........................................................      1
         1.1      Certain Definitions...........................................      1
         1.2      Other Definitions; Rules of Construction......................     14

ARTICLE II. THE COMMITMENTS AND THE LOANS.......................................     15
         2.1      Commitment of the Banks.......................................     15
         2.2      Termination and Reduction of Commitment.......................     15
         2.3      Fees..........................................................     16
         2.4      Disbursement of Loans.........................................     16
         2.5      Conditions for First Disbursement.............................     17
         2.6      Further Conditions for Disbursement...........................     19
         2.7      Security and Collateral.......................................     20
         2.8      Borrowing Base Adjustments....................................     20
         2.9      Conversion and Continuation of Outstanding Borrowings.........     21
         2.10     Minimum Amount of Each Borrowing..............................     21
         2.11     Lending Installations.........................................     21

ARTICLE III PAYMENTS AND PREPAYMENTS OF LOANS...................................     26
         3.1      Principal Payments and Prepayments............................     26
         3.2      Interest and Interest Payments................................     26
         3.3      Payment Method................................................     27
         3.4      No Setoff or Deduction........................................     28
         3.5      Payment on Non-Business Day; Payment Computations.............     28
         3.6      Yield Protection..............................................     28
         3.7      Changes in Capital Adequacy Regulations.......................     29
         3.8      Availability of Types of Borrowings...........................     29
         3.9      Funding Indemnification.......................................     29
         3.10     Taxes.........................................................     30
         3.11     Bank Statements; Survival of Indemnity........................     31

ARTICLE IV REPRESENTATIONS AND WARRANTIES.......................................     32
         4.1      Corporate Existence and Power.................................     32
         4.2      Authority.....................................................     32
         4.3      Binding Effect................................................     33
         4.4      Subsidiaries..................................................     33
         4.5      Litigation....................................................     33
         4.6      Financial Condition...........................................     33
         4.7      Use of Loans..................................................     34
         4.8      Consents, Etc.................................................     34
         4.9      Taxes.........................................................     34
         4.10     Title to Properties...........................................     34
         4.11     ERISA.........................................................     35
         4.12     Disclosure....................................................     35

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
         4.13     Environmental Matters.............................................    35
         4.14     Common Enterprise.................................................    35

ARTICLE V COVENANTS........ ........................................................    36
         5.1      Affirmative Covenants.............................................    36
         5.2      Negative Covenants................................................    40

ARTICLE VI DEFAULT..................................................................    45
         6.1      Events of Default.................................................    45
         6.2      Remedies..........................................................    48

ARTICLE VII. THE AGENT; TAXES; RATABLE PAYMENTS; BENEFIT OF AGREEMENT; ASSIGNMENTS
             AND PARTICIPATIONS; DISTRIBUTION OF PROCEEDS...........................    49
         7.1      Appointment; Nature of Relationship...............................    49
         7.2      Powers............................................................    50
         7.3      General Immunity..................................................    50
         7.4      No Responsibility for Loans, Recitals, etc........................    50
         7.5      Action on Instructions of Banks...................................    50
         7.6      Employment of Agents and Counsel..................................    50
         7.7      Reliance on Documents; Counsel....................................    51
         7.8      Agent's Reimbursement and Indemnification.........................    51
         7.9      Notice of Default.................................................    51
         7.10     Rights as a Bank..................................................    51
         7.11     Bank Credit Decision..............................................    52
         7.12     Successor Agent...................................................    52
         7.13     Delegation to Affiliates..........................................    52
         7.14     Execution of Collateral Documents.................................    53
         7.15     Collateral Releases...............................................    53
         7.16     Ratable Payments..................................................    53
         7.17     Successors and Assigns............................................    53
         7.18     Participations....................................................    54
         7.19     Assignments.......................................................    54
         7.20     Dissemination of Information......................................    55
         7.21     Tax Treatment.....................................................    55
         7.22     Distribution of Proceeds of Collateral and Guaranties.............    55

ARTICLE VIII MISCELLANEOUS..........................................................    56
         8.1      Amendments, Etc...................................................    56
         8.2      Notices...........................................................    57
         8.3      No Waiver By Conduct; Remedies Cumulative.........................    58
         8.4      Reliance on and Survival of Various Provisions....................    58
         8.5      Expenses; Indemnification.........................................    58
         8.6      Counterparts......................................................    59
         8.7      Governing Law.....................................................    59
         8.8      Table of Contents and Headings....................................    59

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
8.9      Construction of Certain Provisions................................    59
8.10     Integration and Severability......................................    59
8.11     Independence of Covenants.........................................    60
8.12     Interest Rate Limitation..........................................    60
8.13     Nonliability of Banks.............................................    60
8.14     Consents to Renewals, Modifications and Other Actions and Events..    60
8.15     Several Obligations; Benefits of this Agreement...................    61
8.16     Waivers, Etc......................................................    61
8.17     Waiver Of Jury Trial..............................................    64

EXHIBITS

Exhibit A     Borrowing Base Certificate
Exhibit B     Guaranty Agreement
Exhibit C     Revolving Credit Note
Exhibit D     Security Agreement
Exhibit E     Request for Loan
Exhibit F     Request for Continuation/Conversion
Exhibit G     Assignment

SCHEDULES

Schedule 4.4 (Subsidiaries)
Schedule 5.2(e) (Indebtedness)
Schedule 5.2(f) (Liens)
Schedule 5.2(m) (Investments, Loans and Advances)

         THIS CREDIT AGREEMENT, dated as of September 30, 2002 (this "Agreement"), is by and among ASSET ACCEPTANCE, LLC, a Delaware limited liability company, FINANCIAL CREDIT, LLC, a Delaware limited liability company, CFC FINANCIAL, LLC, a Delaware limited liability company, and CONSUMER CREDIT, LLC, a Delaware limited liability company (collectively, the "Borrowers"), BANK ONE, NA, a national banking association with its main office in Chicago, Illinois ("Bank One"), STANDARD FEDERAL BANK, NA, a national banking association, NATIONAL CITY BANK OF MICHIGAN/ILLINOIS, a national banking association, FIFTH THIRD BANK, EASTERN MICHIGAN, a Michigan banking corporation, and COMERICA BANK, a Michigan banking corporation (together with Bank One and any other lenders party hereto from time to time by assignment pursuant to
Section 7.19, collectively, the "Banks" and, individually, a "Bank"), and BANK ONE, NA, as LC Issuer and administrative agent on behalf of the Banks (the "Agent").

                                  INTRODUCTION

         The Borrowers desire to obtain a revolving credit facility in the aggregate principal amount of $80,000,000 in order to (i) finance the recapitalization of Asset Acceptance Corp. and certain of its affiliates (the "Recapitalization"), (ii) refinance the indebtedness outstanding under the Credit Agreement dated as of June 26, 2000, as amended, among certain banks, Bank One, as agent for such banks, and Asset Acceptance Corp., Lee Acceptance Corp., Financial Credit Corp and CFC Financial Corp. (successor by merger to City Financial Corp.), as borrowers (such borrowers being, collectively, the "Existing Borrowers" and such agreement, as amended, being the "Existing Credit Agreement"), (iii) pay certain fees and expenses related to the Recapitalization, and (iv) finance the purchase of portfolios of charged-off consumer receivables, and the Banks are willing to establish such a credit facility in favor of the Borrowers on the terms and conditions herein set forth.

                                      TERMS

         In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         1.1 Certain Definitions. As used herein and in the Schedules and Exhibits attached hereto, the following terms shall have the following respective meanings:

                  "Adjusted EBITDA" of any person shall mean, for any period, the sum, without duplication, of (a) the EBITDA of such person for such period, plus (b) the Amortized Collections of such person for such period.

                  "Adjusted Receivables Balances" of any person at any date shall mean the sum of (a) 50% of the aggregate amount of all Receivables owned by such person with respect to which a payment has been received by such person within the 90-days immediately preceding such date plus (b) 0.25% of the aggregate amount of all other Receivables of such person.

                  "Affiliate", when used with respect to any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

                  "Age Adjusted Percentage" shall mean, with respect to any Receivables Portfolio of any Borrower, (a) for the period from and including the date such Borrower or its predecessor acquires such Receivables Portfolio to and including the end of the fourth full calendar month ending after such date, eighty-five percent (85%), and (b) for any subsequent calendar month beginning after such fourth full calendar month, the percent equal to eighty-five percent (85%) less three percent (3%) for each successive calendar month that has begun since the end of such fourth full calendar month.

                  "Aggregate Commitment" means the aggregate of the Commitments of all of the Banks, not exceeding $80,000,000, as such amount may be reduced from time to time pursuant to the terms hereof.

                  "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Banks.

                  "Amortized Collections" of any Borrower shall mean, for any period, the aggregate Collections of such Borrower that are applied to amortize the Receivables assets of such Borrower.

                  "Applicable Margin" shall mean, for purposes of determining for any calendar quarter or portion thereof (the "Application Quarter") the Floating Rate applicable to Floating Rate Loans then outstanding and for any Interest Period or portion thereof the Eurodollar Rate applicable to Eurodollar Loans then outstanding, as the case may be, the applicable margin (expressed as a percentage per annum) in accordance with the following chart based upon the ratio of the Consolidated Total Liabilities of the Borrowers to the Consolidated EBITDA of the Borrowers as of the end of the latest fiscal quarter of the Borrowers ended prior to the Application Quarter or Interest Period, as the case may be, for which a compliance certificate has been furnished in accordance with
Section 5.1(d)(iv):

---------------------------------------------------------------------------------------------------------------
     Ratio of the Borrowers' Consolidated            Applicable Margin for Floating       Applicable Margin for
     Total Liabilities to the Borrowers'                       Rate Loans                    Eurodollar Loans
           Consolidated EBITDA                                    (%)                              (%)
---------------------------------------------------------------------------------------------------------------
Greater than 1.5 to 1.0                                           0.25                             3.00
---------------------------------------------------------------------------------------------------------------
Greater than 1.0 to 1.0 but equal to or                           0.00                             2.75
less than 1.5 to 1.0
---------------------------------------------------------------------------------------------------------------
Equal to or less than 1.0 to 1.0                                  0.00                             2.50
---------------------------------------------------------------------------------------------------------------

Such ratio shall be determined from the then most recent compliance certificate delivered by the Borrowers from time to time pursuant to Section 5.1(d)(iv). Each change in the Applicable Margin shall be effective on the first day of the first calendar month beginning after delivery of any such compliance certificate; provided that, in the event that the Borrowers shall at any time fail to furnish to the Banks any compliance certificate when and as required to be delivered pursuant to Section 5.1(d)(iv), the maximum Applicable Margin shall apply until such time as such compliance certificate is so delivered.

                  "Arranger" shall mean Banc One Capital Markets, Inc.

                  "Asset Acceptance" shall mean Asset Acceptance, LLC, a Delaware limited liability company.

                  "Available Aggregate Commitment" means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

                  "Borrowing" shall mean the aggregation of Loans of the Banks to be made to a Borrower or continuations and conversions of any Loans, made on a single date and, in the case of any Eurodollar Loans, for a single Interest Period, which Borrowings may be classified for purposes of this Agreement by reference to the type of Loans comprising the related Borrowing, e.g., a "Eurodollar Rate Borrowing" is a Borrowing comprised of Eurodollar Loans and a "Floating Rate Borrowing" is a Borrowing comprised of Floating Rate Loans.

                  "Borrowing Base" shall mean, as of any date, the amount equal to the aggregate Borrowing Base Value of all Receivables Portfolios of the Borrowers as of such date.

                  "Borrowing Base Certificate" for any date shall mean an appropriately completed report as of such date in substantially the form of Exhibit A hereto, certified as true and correct as of such date by the chief financial officer of the Borrowers.

                  "Borrowing Base Value" shall mean, for any period, with respect to any Receivables Portfolio of any Borrower, the product of (a) the purchase price paid by such Borrower (or its Affiliate predecessor in interest) for such Receivables Portfolio, multiplied by

(b) the Age Adjusted Percentage (expressed as a decimal) applicable to such Receivables Portfolio for such period; provided that, if at any time after the acquisition of any Receivables Portfolio by any Borrower such Borrower shall sell or otherwise dispose of a portion of such Receivables Portfolio, whether in one or a series of transactions, then the "Borrowing Base Value" for such Receivables Portfolio shall be determined by the product of (a) a pro rata portion of the purchase price paid by such Borrower for such Receivables Portfolio (determined by the ratio that the aggregate face amount of the remaining Receivables in such Receivables Portfolio bears to the aggregate face amount of all the Receivables included in such Receivables Portfolio at the time of its acquisition), multiplied by (b) the applicable Age Adjusted Percentage. Notwithstanding anything to the contrary, the Borrowing Base Value with respect to any Receivables Portfolio shall be determined exclusive of any Receivables in such Receivables Portfolio that are not Eligible Receivables.

                  "Borrowing Date" means a date on which a Borrowing is made hereunder.

                  "Business Day" means a day (other than a Saturday or Sunday) on which banks generally are open in Detroit and Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

                  "Capital Lease" of any person shall mean any lease which, in accordance with generally accepted accounting principles, is or should be capitalized on the books of such person.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

                  "Collections" shall mean amounts obtained by any Borrower on Receivables of such Borrower in the ordinary course of business through such Borrower's collection efforts and from sales of such Receivables, where the sold Receivables do not represent more than twenty percent (20%) of the related Receivables Portfolio.

                  "Commitment" shall mean, with respect to each Bank, the commitment of each such Bank to make Loans to the Borrowers pursuant to Section
2.1 and participate in Facility LCs issued upon the application of Asset Acceptance in an aggregate amount outstanding at any time not exceeding the respective commitment amount for each such Bank set forth next to the name of each such Bank on the signature pages hereof, as such amounts may be reduced from time to time pursuant to Section 2.2.

                  "Companies" is defined in Section 4.6.

                  "Consolidated" or "consolidated" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with generally accepted accounting principles or, for unconsolidated entities, determined on a combined basis after elimination of inter-company items as if such entities were consolidated in accordance with generally accepted accounting principles. Unless expressly stated otherwise,

"Consolidated" and "consolidated" shall be deemed to mean the relevant financial term with respect to the Borrower and its Subsidiaries.

                  "Contingent Liabilities" of any person shall mean, as of any date, all obligations of such person or of others for which such person is contingently liable, as obligor, guarantor or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

                  "Consulting Services Agreement" shall mean the consulting services agreement or agreements dated the Effective Date between the Borrowers and Quad-C, as amended or modified from time to time.

                  "Credit Extension" means the making of a Borrowing or the issuance of a Facility LC hereunder.

                  "Credit Extension Date" means the Borrowing Date for a Borrowing or the issuance date for a Facility LC.

                  "Cumulative Net Income" of any person shall mean, as of any date, the net income (after deduction for income and other taxes of such person determined by reference to income or profits of such person) for the period commencing on the specified date through the end of the most recently completed fiscal year of such person (but without reduction for any net loss incurred for any fiscal year during such period), taken as one accounting period, all as determined in accordance with generally accepted accounting principles.

                  "Default" shall mean any of the events or conditions described in Section 6.1 which might become an Event of Default with notice or lapse of time or both.

                  "Dollars" and "$" shall mean the lawful money of the United States of America.

                  "EBIT" of any person shall mean, for any period, the after-tax net income (exclusive of any non-recurring gains or losses) of such person for such period plus, to the extent deducted in determining such after-tax net income for such period, (a) Interest Charges of such person for such period, and
(b) income and other taxes determined by reference to income or profits of such person for such period.

                  "EBITDA" of any person shall mean, as of the last day of any fiscal quarter of such person, the EBIT of such person for the period of four fiscal quarters of such person then ended plus, to the extent deducted in determining such EBIT for such period, depreciation and amortization charges (excluding amortization of Receivables) of such person for such period.

                  "Effective Date" shall mean the effective date specified in the final paragraph of this Agreement.

                  "Eligible Receivable" of any Borrower shall mean any Receivable owned by such Borrower that is payable in Dollars and in which such Borrower has granted to the Agent for the benefit of the Banks and the Agent a first-priority perfected security interest pursuant to the Security Agreement, other than any such Receivable:

                  (a) that is not a bona fide existing obligation for which good and sufficient consideration has been given;

                  (b) with respect to which such Borrower does not have good and marketable title pursuant to a legal, valid and binding assignment to such Borrower;

                  (c) that has been repurchased by, or returned or put-back to, the person from whom such Borrower acquired such Receivable;

                  (d) all or any portion of which is subject to any Lien (except that in favor of the Agent under the Security Documents), or if the consideration of which such Receivable constitutes proceeds is subject to any Lien;

                  (e) that is due from or has been acquired from any Subsidiary or Affiliate of such Borrower (other than from an Existing Borrower in the Recapitalization);

                  (f) that is subordinate or junior in right or priority of payment to any other obligation or claim;

                  (g) that was not created in compliance, in all material respects, with all Requirements of Law, or with respect to which such Borrower, any Affiliate of such Borrower or any officer, employee, agent or representative of such Borrower or any such Affiliate has not complied with all Requirements of Law;

                  (h) that is not an "account," a "general intangible" or "chattel paper" under and as defined in Article 9 of the Uniform Commercial Code as then in effect in the State of Michigan; or

                  (i) that is not, or with respect to which any of the underlying agreements, promissory notes or other instruments and documents is not, in form and substance, reasonably satisfactory to the Agent.

                  "Employment Agreements" are defined in Section 2.5(o).

                  "Environmental Laws" at any date shall mean all provisions of law, statute, ordinance, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein, or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which, together with any Borrower or any Subsidiary of any Borrower, would be treated as a single employer under Section 414 of the Code.

                  "Eurodollar Base Rate" means, with respect to a Eurodollar Rate Borrowing for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

                  "Eurodollar Business Day" shall mean a day which is both a Business Day and a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Eurodollar Loan" means a Loan which, except as otherwise provided in Section 3.2, bears interest at the applicable Eurodollar Rate.

                  "Eurodollar Rate" means, with respect to a Eurodollar Rate Borrowing for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

                  "Eurodollar Rate Borrowing" means a Borrowing which, except as otherwise provided in Section 3.2, bears interest at the applicable Eurodollar Rate.

                  "Event of Default" shall mean any of the events or conditions described in Section 6.1.

                  "Excluded Taxes" shall mean, in the case of each Bank and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (a) the jurisdiction under the laws of which such Bank or the Agent is incorporated or organized or (b) the jurisdiction in which such Bank's or the Agent's principal executive office or any applicable Lending Installation is located.

                  "Existing Borrowers" shall have the meaning assigned to such term in the Introduction to this Agreement.

                  "Existing Credit Agreement" shall have the meaning assigned to such term in the Introduction to this Agreement.

                  "Facility LC" is defined in Section 2.12.1.

                  "Facility LC Application" is defined in Section 2.12.3.

                  "Facility LC Collateral Account" is defined in Section
2.12.11.

                  "Federal Funds Rate" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal Funds transaction with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or if such rate is not so published for such day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Floating Rate" shall mean the per annum rate equal to the sum of (a) the Applicable Margin plus (b) the greater of (i) the Prime Rate in effect from time to time, and (ii) the sum of one-half of one (1/2 of 1%) per annum plus the Federal Funds Rate in effect from time to time; which Floating Rate shall change simultaneously with any change in such Applicable Margin or Prime Rate or Federal Funds Rate, as the case may be.

                  "Floating Rate Borrowing" means a Borrowing which, except as otherwise provided in Section 3.2, bears interest at the Floating Rate.

                  "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 3.2, bears interest at the Floating Rate.

                  "generally accepted accounting principles" shall mean generally accepted accounting principles applied on a basis consistent with that reflected in the financial statements referred to in Section 4.6 provided, however, that if any change in generally accepted accounting principles from those applied in preparing such financial statements affects the calculation of any financial covenant contained in this Agreement, the Borrowers and the Agent hereby agree to negotiate in good faith towards making appropriate amendments acceptable to the Required Banks to the provisions of this Agreement to reflect as nearly as possible the effect of the financial covenants as in effect on the date hereof.

                  "Governmental Authority" means any nation or government, any state and any political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guaranties" shall mean the guaranty or guaranties entered into by each of the Guarantors in favor of the Agent for the benefit of the Banks and the Agent pursuant to this

Agreement in substantially the form annexed hereto as Exhibit B, as amended or modified from time to time.

                  "Guarantors" shall mean Holdings and each of the domestic Subsidiaries of the Borrowers, if any, from time to time.

                  "Holdings" shall mean Asset Acceptance Holdings, LLC, a Delaware limited liability company and the holder of all of the membership interests of the Borrowers.

                  "Indebtedness" of any person shall mean, as of any date, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person represented by any note, bond, debenture or similar evidence of indebtedness, (c) all obligations of such person as lessee under any Capital Lease, (d) all obligations which are secured by any Lien existing on any asset or property of such person whether or not the obligation secured thereby shall have been assumed by such person, (e) the unpaid purchase price for goods, property or services acquired by such person (except for trade accounts payable arising in the ordinary course of business that are not past due), to the extent that (i) such purchase price is not payable within six months of the incurrence of such payable and (ii) such payable is not in dispute and subject to a good faith contest by such person, (f) all obligations of such person to purchase goods, property or services where payment therefor is required regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered (generally referred to as "take or pay contracts"), (g) all liabilities of such person in respect of Unfunded Benefit Liabilities under any Plan or of any ERISA Affiliate, (h) Net Mark-to-Market Exposure under all Rate Management Obligations of such person, and (i) all obligations of others similar in character to those described in clauses (a) through (h) of this definition for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

                  "Interest Charges" of any person shall mean, for any period, without duplication, the aggregate amount of all interest paid or payable by such person on Indebtedness of such person during such period.

                  "Interest Payment Date" shall mean (a) with respect to any Eurodollar Loan, the last day of each Interest Period with respect to such Eurodollar Loan and, in the case of any Interest Period exceeding three months, those days that occur during such Interest Period at intervals of three months after the first day of such Interest Period, and (b) in all other cases, the last Business Day of each month, commencing with the first such Business Day occurring after the date of this Agreement.

                  "Interest Period" means, with respect to a Eurodollar Rate Borrowing, a period of one, two, three or six months commencing on a Business Day selected by Asset Acceptance pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

                  "LC Fee" is defined in Section 2.12.4.

                  "LC Issuer" means Bank One (or any subsidiary or affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder.

                  "LC Obligations" means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

                  "LC Payment Date" is defined in Section 2.12.5.

                  "Lending Installation" means, with respect to a Bank or the Agent, the office, branch, subsidiary or affiliate of such Bank or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Bank or the Agent pursuant to Section 2.11.

                  "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement or other claim or right.

                  "Loan" shall mean any Loan made hereunder.

                  "Loan Documents" means this Agreement, the Notes, the Facility LC Applications and the Security Documents.

                  "Modified Debt Service" of any person shall mean, for any period, the sum, without duplication, of (a) Interest Charges of such person for such period, plus (b) Taxes of such person for such period, plus (c) the amount equal to the aggregate payments that would be required during three months in order to amortize in monthly installments over 30 months the amount equal to the average aggregate principal amount of the Loans outstanding during such period.

                  "Modify" and "Modification" are defined in Section 2.12.1.

                  "Multiemployer Plan" shall mean any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

                  "Net Mark-to-Market Exposure" of any person shall mean, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such person arising from Rate Management Transactions. "Unrealized losses" means the fair market value of the cost to such person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

                  "Note" shall mean any Revolving Credit Note.

                  "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, the Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrowers to the Banks or to any Bank, the Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

                  "Other Taxes" shall have the meaning ascribed thereto in
Section 3.10(ii).

                  "Outstanding Credit Exposure" means, as to any Bank at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

                  "Overdue Rate" shall mean (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, (b) in respect of principal of Eurodollar Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the per annum rate in effect thereon until the end of the then current Interest Period for such Eurodollar Loan and, thereafter, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, and
(c) in respect other amounts payable by the Borrower hereunder (other than interest), a per annum rate that is equal to the sum of three percent (3%) per annum plus the Floating Rate.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Liens" shall mean Liens permitted by Section 5.2(f) hereof.

                  "Person" or "person" shall include an individual, a corporation, an association, a partnership, a limited liability company, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

                  "Plan" shall mean any pension plan (other than a Multiemployer
Plan) subject to Title IV of ERISA or to the minimum funding standards of
Section 412 of the Code which has been established or maintained by any Borrower, any Subsidiary of any Borrower or any ERISA

Affiliate, or by any other person if such Borrower, any Subsidiary of such Borrower or any ERISA Affiliate could have liability with respect to such pension plan.

                  "Prime Rate" shall mean the per annum rate equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

                  "Prohibited Transaction" shall mean any transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

                  "Pro Rata Share" means, with respect to a Bank, a portion equal to a fraction the numerator of which is such Bank's Commitment and the denominator of which is the Aggregate Commitment.

                  "Quad-C" shall mean Quad-C Management, Inc.

                  "Rate Management Obligations" shall mean any and all obligations of the Borrowers, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

                  "Rate Management Transaction" shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into among a Borrower and any of the Banks, Bank One Corporation, or any of the Banks' respective subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

                  "Recapitalization" has the meaning assigned to such term in the Introduction to this Agreement.

                  "Receivable" of a Borrower shall mean any right of such Borrower to the payment of money arising out of a consumer financing transaction, and which right was acquired by such Borrower with a group of similar rights.

                  "Receivables Portfolio" of a Borrower shall mean any group of Receivables of such Borrower acquired by such Borrower as part of a single transaction.

                  "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.12 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

                  "Reportable Event" shall mean a reportable event as described in Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

                  "Required Banks" shall mean Banks holding not less than (i) 66 2/3% percent of the aggregate principal amount of the Loans then outstanding or
(ii) 66 2/3% percent of the aggregate Commitments if no Loans are then outstanding.

                  "Requirements of Law" shall mean any requirement of law, rule or regulation or Governmental Authority, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act, Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System, the Fair Debt Collection Practices Act, and the Uniform Consumer Credit
Code).

                  "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

                  "Revolving Credit Loan" shall mean any borrowing under Section
2.4 evidenced by the Revolving Credit Notes and made pursuant to Section 2.1(a).

                  "Revolving Credit Note" shall mean any promissory note of the Borrowers evidencing the Loans, in substantially the form annexed hereto as Exhibit C, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

                  "Security Agreement" shall mean any security agreement entered into by any Borrower or any Guarantor in favor of the Agent for the benefit of the Banks and the Agent pursuant to this Agreement in substantially the form annexed hereto as Exhibit D, as amended or modified from time to time.

                  "Security Documents" shall mean, collectively, the Guaranties, the Security Agreements, any and all subordination agreements with respect to Subordinated Debt, and all other agreements and documents, including financing statements and similar documents, delivered pursuant to this Agreement or otherwise entered into by any person to secure the Loans.

                  "Subordinated Debt" of any person shall mean, as of any date, that Indebtedness of such person for borrowed money which is expressly subordinate and junior in right and priority of payment to the Loans and other Indebtedness of such person to the Banks in manner and by agreement satisfactory in form and substance to the Required Banks.

                  "Subsidiary" of any person shall mean any other person (whether now existing or hereafter organized or acquired) in which (other than directors qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

                  "Tangible Capital Funds" of any person shall mean, as of any date, the sum of Tangible Net Worth plus Subordinated Debt of such person.

                  "Tangible Net Worth" of any person shall mean, as of any date,
(a) the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of such person and the amount of any foreign currency translation adjustment account shown as a capital account of such person, less (b) the net book value of all items of the following character which are included in the assets of such person: (i) goodwill, including, without limitation, the excess of cost over book value of any asset, (ii) organization or experimental expenses, (iii) unamortized debt discount and expense, (iv) patents, trademarks, trade names and copyrights, (v) treasury stock, (vi) deferred taxes and deferred charges, (vii) franchises, licenses and permits, and (viii) other assets which are deemed intangible assets under generally accepted accounting principles.

                  "Taxes" shall mean any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

                  "Termination Date" shall mean the earlier to occur of (a) the second to last day immediately preceding the third anniversary of the date of this Agreement, and (b) the date on which the Commitments shall be terminated pursuant to Section 2.2 or 6.2.

                  "Total Liabilities" of any person shall mean, as of any date, all liabilities of such person, determined in accordance with generally accepted accounting principles, other than Subordinated Debt.

                  "Type" means, with respect to any Borrowing, its nature as a Floating Rate Borrowing or a Eurodollar Rate Borrowing and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

                  "Unfunded Benefit Liabilities" shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA.

         1.2 Other Definitions; Rules of Construction. As used herein and in the Schedules and Exhibits attached hereto, the terms "Agent," "Bank," "Bank One," "Banks," "Borrower" and

"this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with generally accepted accounting principles unless such principles are inconsistent with the express requirements of this Agreement. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                                  ARTICLE II.

                         THE COMMITMENTS AND THE LOANS

         2.1 Commitment of the Banks. Each Bank agrees, for itself only, subject to the terms and conditions of this Agreement, (i) to make Revolving Credit Loans to the Borrowers pursuant to Section 2.4 from time to time from and including the Effective Date to but excluding the Termination Date, and (ii) to participate in Facility LCs issued upon the request of Asset Acceptance, not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to the next following sentence. Notwithstanding anything in this Agreement to the contrary, (a) the Outstanding Credit Exposure of any Bank at any time shall not exceed the amount of its respective Commitment at such time, and (b) the aggregate Outstanding Credit Exposure of all Banks at any time outstanding shall not exceed the amount of the Borrowing Base as of the close of business on the last day of the month next preceding the date any such Credit Extension. The Loans may be made or continued as Floating Rate Borrowings or Eurodollar Rate Borrowings, or a combination thereof, as selected by Asset Acceptance in accordance with Sections 2.4 and 2.9. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.12.

         2.2      Termination and Reduction of Commitment.

                  (a) The Borrowers shall have the right to terminate the Commitments or reduce the amount of the Commitments at any time and from time to time, provided that (i) each of the Borrowers shall give notice of such termination or reduction to the Agent (with sufficient executed copies for each Bank) specifying the amount and effective date thereof, (ii) each partial reduction of the amount of the Commitments shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000 and shall reduce the Commitments of all of the Banks proportionately in accordance with the respective commitment amounts for each such Bank set forth in the signature pages hereof next to name of each such Bank, (iii) no such termination or reduction shall be permitted with respect to any portion of the Commitments as to which a request for a Loan pursuant to Section 2.4 is then pending, and (iv) the Commitments may not be terminated if any Loans are then outstanding and the amount of the Commitments may not be reduced below the aggregate principal amount of Loans then outstanding.

                  (b) The Commitments or the amount of the Commitments, as the case may be, or any portion thereof, terminated or reduced, as the case may be, pursuant to this Section 2.2 may not be reinstated.

         2.3      Fees.

                  (a) The Borrowers agree to pay to each Bank a commitment fee on the daily average unused amount of its respective Commitment, for the period from the Effective Date to but excluding the Termination Date, at a rate equal to the one-half of one percent (1/2 of 1%) per annum. Accrued commitment fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such Business Day occurring after the Effective Date, and on the Termination Date.

                  (b) The Borrowers further agree to pay to the Banks a closing fee in the amount of $200,000 for this Agreement. Such closing fee shall be payable on or prior to the Effective Date and shall be shared among the Banks on a pro rata basis in accordance with their respective Commitments.

                  (c) The Borrowers further agree to pay to the Agent agency fees for its services as Agent under this Agreement, the Notes and the Security Documents and an arrangement fee for this Agreement in such amounts and on such schedule as may from time to time be agreed upon by the Borrowers and the Agent.

         2.4      Disbursement of Loans.

                  (a) Asset Acceptance shall select the Type of Borrowing and, in the case of each Eurodollar Rate Borrowing, the Interest Period applicable thereto from time to time. Asset Acceptance shall give the Agent irrevocable notice in the form of Exhibit E hereto (a "Borrowing Notice") not later than 1:00 p.m. (Detroit time) on the Borrowing Date of each Floating Rate Borrowing and three Eurodollar Business Days before the Borrowing Date for each Eurodollar Rate Borrowing, specifying:

                           (i)      the Borrowing Date, which shall be a
Business Day or a Eurodollar Business Day, as the case may be, of such Borrowing,

                           (ii)     the identity of the Borrower and the
aggregate amount of such Borrowing,

                           (iii)    the Type of Borrowing selected, and

                           (iv)     in the case of each Eurodollar Rate
Borrowing, the Interest Period applicable thereto.

                  (b) On the Borrowing Date, each Bank shall promptly make available its Loan or Loans in funds immediately available in Detroit to the Agent at its address specified pursuant to Article VIII. The Agent will make the funds so received from the Banks available to the Borrower requesting the Borrowing by depositing the proceeds thereof, in immediately available funds, in an account maintained and designated by such Borrower at the principal office of the

Agent. Unless the Agent shall have received notice from any Bank prior to the date such Borrowing is requested to be made under this Section 2.4 that such Bank will not make available to the Agent such Bank's pro rata portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date such Borrowing is requested to be made in accordance with this Section 2.4. If and to the extent such Bank shall not have so made such pro rata portion available to the Agent, the Agent may (but shall not be obligated to) make such amount available to the relevant Borrower, and such Bank and the relevant Borrower severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to the relevant Borrower by the Agent until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Bank shall pay such amount to the Agent together with interest, such amount so paid shall constitute a Loan by such Bank as a part of such Borrowing for purposes of this Agreement. The failure of any Bank to make its pro rata portion of any such Borrowing available to the Agent shall not relieve any other Bank of its obligation make available its pro rata portion of such Borrowing on the date such Borrowing is requested to be made, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent on the date of any such Borrowing.

                  (c)      All Revolving Credit Loans made under this Section
2.4 shall be evidenced by the Revolving Credit Notes, and all such Loans shall be due and payable and bear interest as provided in Article III. Each Bank is hereby authorized by the Borrowers to record on schedules attached to its Notes, or in its books and records, the date and amount of each Loan, the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that failure of any Bank to record, or any error in recording, any such information shall not relieve any Borrower of its obligation to repay the outstanding principal amount of the Revolving Credit Loans, all accrued interest thereon and other amounts payable with respect thereto. Subject to the terms and conditions of this Agreement, the Borrowers may borrow Revolving Credit Loans under this Section 2.4, prepay Revolving Credit Loans pursuant to Section 3.1 and reborrow Revolving Credit Loans under this Section 2.4.

                  (d) Each Borrower other than Asset Acceptance hereby irrevocably appoints and authorizes Asset Acceptance to act as its agent in requesting Loans on such Borrower's behalf.

         2.5 Conditions for First Credit Extension. The obligation of the Banks to make the first Credit Extension hereunder is subject to receipt by each Bank and the Agent of the following documents with respect to each Borrower and completion of the following matters, in form and substance satisfactory to each Bank and the Agent:

                  (a) Charter Documents. Certificates of recent date of the appropriate authority or official of each Borrower's state of formation listing all charter documents of such Borrower on file in that office and certifying as to the good standing and existence of such Borrower, together with copies of such charter documents, certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of such Borrower;

                  (b) Operating Agreement and Company Authorizations. Copies of the operating agreement of each Borrower together with all authorizing resolutions and evidence of other company action taken by such Borrower to authorize the execution, delivery and performance by each Borrower of this Agreement, the Security Documents to which it is a party and the Notes and the consummation by such Borrower of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized member, manager or officer of such Borrower;

                  (c) Incumbency Certificates. Certificates of incumbency of each Borrower containing, and attesting to the genuineness of, the signatures of those members, managers, or officers authorized to act on behalf of such Borrower in connection with this Agreement, the Security Documents to which it is a party and the Notes and the consummation by such Borrower of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized member, manager or officer of such Borrower;

                  (d) Note. The Revolving Credit Notes duly executed on behalf of each of the Borrowers for each Bank;

                  (e) Consents, Approvals, Etc. Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of any Borrower in connection with the execution, delivery and performance of this Agreement, the Security Documents, the Notes or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Security Documents or the Notes, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of such Borrower, or, if none is required, a certificate of a duly authorized officer of each Borrower to that effect;

                  (f) Payment of Fees. The Borrowers shall have paid to the Banks the closing fee under Section 2.3(b) and all fees required to be paid to the Agent under Section 2.3(c), in immediately available funds;

                  (g) Security Documents. The Security Documents duly executed on behalf of the Borrowers and any Guarantors party thereto granting to the Agent the collateral and security intended to be provided pursuant to
Section 2.7, together with:

                           (i)      Recording, Filing, Etc. Evidence of the
recordation, filing and other action (including payment of any applicable taxes or fees) in such jurisdictions as the Agent and the Banks may deem necessary or appropriate with respect to the Security Documents, including the filing of financing statements and similar documents which the Agent and the Banks may deem necessary or appropriate to create, preserve or perfect the liens, security interests and other rights intended to be granted to the Agent and the Banks hereunder, together with Uniform Commercial Code and other record searches in such offices as the Agent may reasonably request; and

                           (ii)     Casualty and Other Insurance. Evidence that
the casualty and other insurance required pursuant to Section 5.1(c) and the Security Documents is in full force and effect;

                  (h) Subordination Agreements. Subordination agreements, or confirmations and extensions of existing subordination agreements, in form and substance satisfactory to the Bank duly executed by or on behalf of each holder of Subordinated Debt;

                  (i) Recapitalization Documents. The Asset Contribution and Securities Purchase Agreement, and any asset purchase agreements, stock purchase agreements, merger agreements, resolutions or other documents pursuant to which the Recapitalization was or is to be effected, together with the Consulting Services Agreement, each in form and substance acceptable to the Agent;

                  (j) Opinion of Counsel. A written opinion of the Borrower's counsel, addressed to the Banks in form and substance acceptable to the Agent, and an opinion of counsel to the Existing Borrowers relating to the Recapitalization addressed to the Banks in form and substance acceptable to the Agent;

                  (k) Existing Credit Agreement. Evidence that the Existing Credit Agreement has been terminated and all indebtedness, liabilities and obligations outstanding thereunder shall have been paid in full, or will be paid from the proceeds of the first disbursement of Loans hereunder;

                  (l) Business Plan. A five-year business plan of the Borrowers, in form and detail reasonably acceptable to the Agent;

                  (m) Compliance Certificate. A statement certified to by the chief financial officer or other authorized officer of the Borrowers showing a computation of compliance by the Borrowers with Section 5.2(a), (b), (c), and
(d) hereof (which computation shall accompany such certificate and shall be in reasonable detail) and stating that on the initial Borrowing Date no Default or Event of Default has occurred and is continuing;

                  (n) Solvency Certificate. A solvency certificate certified to by the chief financial officer of each Borrower and each Guarantor;

                  (o) Employment Agreements. Evidence that Asset Acceptance has entered into employment agreements (the "Employment Agreements") with R. Reitzel, N. Bradley, and M. Redman for a term of not less than three years and on other terms and conditions acceptable to the Agent;

                  (p) Facility LC Application. If the initial Credit Extension will be the issuance of a Facility LC, a properly completed Facility LC Application; and

                  (q) Miscellaneous. Such other documents and completion of such other matters as the Agent or the Banks may reasonably request.

         2.6 Further Conditions for Credit Extension. The obligation of the Banks to make any Credit Extension (including the first Credit Extension), is further subject to the satisfaction of the following conditions precedent:

                  (a)      The representations and warranties contained in
Article IV hereof and in the Security Documents (unless such representation or warranty explicitly relates solely to an earlier date) shall be true and correct in all material respects on and as of the date such Credit Extension is made (both before and after such Credit Extension is made) as if such representations and warranties were made on and as of such date;

                  (b) No Default or Event of Default shall exist or shall have occurred and be continuing on the date such Credit Extension is made (whether before or after such Credit Extension is made); and

                  (c) The Banks and the Agent shall have received the Borrowing Base Certificate required pursuant to Section 5.1(d)(v) as of the close of business on the last day of the month next preceding the date such Credit Extension is made; provided that if, after giving effect to such Credit Extension and any repayment of any Loans to be made on the date such Credit Extension is made, the Aggregate Outstanding Credit Exposure will be increased above the amount of the Borrowing Base as shown on the Borrowing Base Certificate as of such prior month-end, then the Banks and the Agent shall have received an updated Borrowing Base Certificate as of a later date demonstrating Borrowing Base availability to support such increased Aggregate Outstanding Credit Exposure.

The Borrowers shall be deemed to have made a representation and warranty to the Banks and the Agent at the time of the making of each Credit Extension to the effects set forth in clauses (a) and (b) of this Section 2.6. For purposes of this Section 2.6, the representations and warranties contained in Section 4.6 hereof shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Section 5.1(d)(ii) and (iii).

         2.7 Security and Collateral. To secure the payment when due of the Notes and all other obligations of the Borrowers under this Agreement to the Banks and the Agent, the Borrowers shall execute and deliver on the Effective Date, or cause to be executed and delivered, to the Banks and the Agent, Security Documents granting the following:

                  (a) Security interests in all present and future accounts, inventory, general intangibles, chattel paper, instruments, equipment, fixtures, and all other personal property of the Borrowers, including, without limitation, rights under each of the documents to which any Borrower is party effecting or implementing the Recapitalization.

                  (b)      Guarantees of all Guarantors.

                  (c) All other security and collateral described in the Security Documents.

         2.8 Borrowing Base Adjustments. The Borrowers agree that if at any time any Receivable fails to constitute an Eligible Receivable for any reason, the Agent may, at any time and notwithstanding any prior classification of eligibility, classify such Receivable as ineligible and exclude the same from the computation of the Borrowing Base without in any way impairing the rights of the Banks and the Agent in and to the same under the Security Documents.

         2.9 Conversion and Continuation of Outstanding Borrowings. Floating Rate Borrowings shall continue as Floating Rate Borrowings unless and until such Floating Rate Borrowings are converted into Eurodollar Rate Borrowings pursuant to this Section 2.9 or are repaid in accordance with Section
3.1. Each Eurodollar Rate Borrowing shall continue as a Eurodollar Rate Borrowing until the end of the then applicable Interest Period therefor, at which time such Eurodollar Rate Borrowing shall be automatically converted into a Floating Rate Borrowing unless (x) such Eurodollar Rate Borrowing is or was repaid in accordance with Section 3.1 or (y) Asset Acceptance shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Rate Borrowing continue as a Eurodollar Rate Borrowing for the same or another Interest Period. Subject to the terms of Section 2.4, Asset Acceptance may elect from time to time to convert all or any part of a Floating Rate Borrowing into a Eurodollar Rate Borrowing. Asset Acceptance shall give the Agent irrevocable notice in the form of Exhibit F hereto (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Borrowing into a Eurodollar Rate Borrowing or continuation of a Eurodollar Rate Borrowing not later than 1:00 p.m. (Detroit time) at least three Eurodollar Business Days prior to the date of the requested conversion or continuation, specifying:

                  (a) the requested date, which shall be a Eurodollar Business Day, of such conversion or continuation,

                  (b) the identity of the Borrower and the aggregate amount and Type of the Borrowing which is to be converted or continued, and

                  (c) the amount of such Borrowing which is to be converted into or continued as a Eurodollar Rate Borrowing and the duration of the Interest Period applicable thereto.

         2.10 Minimum Amount of Each Borrowing. Each Eurodollar Rate Borrowing shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Borrowing shall be in the minimum amount of $200,000 (and in multiples of $50,000 if in excess thereof), provided, however, that any Floating Rate Borrowing may be in the amount of the unused Aggregate Commitment. The aggregate number of Eurodollar Rate Borrowings outstanding at any one time under this Agreement may not exceed five.

         2.11 Lending Installations. Each Bank may book its Loans at any Lending Installation selected by such Bank and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Bank for the benefit of any such Lending Installation. Each Bank may, by written notice to the Agent and the Borrowers in accordance with
Article VIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

         2.12     Facility LCs.

                  2.12.1. Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of Asset Acceptance; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $2,000,000, and (ii) the Aggregate Outstanding Credit Exposure of all Banks shall not exceed the lesser of the Aggregate Commitment or the amount of the Borrowing Base as of the date of the most recent Borrowing Base Certificate furnished to the Agent and the Banks. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Termination Date and (y) one year after its issuance.

                  2.12.2. Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.12, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

                  2.12.3. Notice. Subject to Section 2.12.1, Asset Acceptance shall give the LC Issuer notice prior to 11:00 a.m. (Detroit time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Bank, of the contents thereof and of the amount of such Bank's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Sections 2.5 and 2.6 (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that Asset Acceptance shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

                  2.12.4. LC Fees. Asset Acceptance shall pay to the Agent, for the account of the Banks ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on the last day of each calendar quarter, (the "LC Fee"). Asset Acceptance shall also pay to the LC Issuer for its own account (x) at the time of issuance of each Facility LC, a fronting fee in an amount to be agreed upon between the LC Issuer and Asset Acceptance, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under

         Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

                  2.12.5. Administration; Reimbursement by Banks. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify Asset Acceptance and each other Bank as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to Asset Acceptance and each Bank shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Bank shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Bank's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by Asset Acceptance pursuant to Section 2.12.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Bank, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Detroit time) on such date, from the next succeeding Business Day) to the date on which such Bank pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

                  2.12.6. Reimbursement by Asset Acceptance . Asset Acceptance shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither Asset Acceptance nor any Bank shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by Asset Acceptance or such Bank to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by Asset Acceptance shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Loans for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Loans for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Bank ratably in accordance with its Pro Rata Share all amounts received by it from Asset Acceptance for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Bank has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.12.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.4 and the satisfaction of the applicable conditions precedent set forth in Sections 2.5 and 2.6), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

                  2.12.7. Obligations Absolute. Asset Acceptance's obligations under this Section 2.12 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Asset Acceptance may have or have had against the LC Issuer, any Bank or any beneficiary of a Facility LC. Asset Acceptance further agrees with the LC Issuer and the Banks that the LC Issuer and the Banks shall not be responsible for, and Asset Acceptance 's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among any of the Borrowers, any of their Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of any Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. Asset Acceptance agrees that any action taken or omitted by the LC Issuer or any Bank under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon Asset Acceptance and shall not put the LC Issuer or any Bank under any liability to Asset Acceptance. Nothing in this Section 2.12.7 is intended to limit the right of Asset Acceptance to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.12.6.

                  2.12.8. Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.12, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and any future holders of a participation in any Facility LC.

                  2.12.9. Indemnification. Asset Acceptance hereby agrees to indemnify and hold harmless each Bank, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Bank, the LC Issuer or the Agent may incur (or which may be claimed against such Bank, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Bank to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights Asset Acceptance may have against any defaulting Bank) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that Asset Acceptance shall not be required to indemnify any Bank, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.12.9 is intended to limit the obligations of Asset Acceptance under any other provision of this Agreement.

                  2.12.10. Banks' Indemnification. Each Bank shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by Asset Acceptance) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.12 or any action taken or omitted by such indemnitees hereunder.

                  2.12.11. Facility LC Collateral Account. Asset Acceptance agrees that it will, upon the request of the Agent or the Required Banks and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Banks in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's office at the address specified pursuant to Section 8.2, in the name of Asset Acceptance but under the sole dominion and control of the Agent, for the benefit of the Banks and in which Asset Acceptance shall have no interest other than as set forth in Section 6.2. Asset Acceptance hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Banks and the LC Issuer, a security interest in all of

         Asset Acceptance's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.12.11 shall either obligate the Agent to require Asset Acceptance to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by
         Section 8.1.

                  2.12.12. Rights as a Bank. In its capacity as a Bank, the LC Issuer shall have the same rights and obligations as any other Bank.

                                  ARTICLE III.

                        PAYMENTS AND PREPAYMENTS OF LOANS

         3.1      Principal Payments and Prepayments.

                  (a) Unless earlier payment is required under this Agreement, the Borrowers shall pay to the Banks on the Termination Date the entire outstanding principal amount of the Loans.

                  (b) The Borrowers may from time to time pay, without penalty or premium, all outstanding Floating Rate Borrowings, or, in a minimum aggregate amount of $100,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Borrowings upon two Business Days' prior notice to the Agent. The Borrowers may from time to time pay, subject to the payment of any funding indemnification amounts required by
Section 3.7 but without penalty or premium, all outstanding Eurodollar Rate Borrowings, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Eurodollar Rate Borrowings upon three Business Days' prior notice to the Agent.

                  (c) If on any date the Aggregate Outstanding Credit Exposure of all Banks shall exceed the lesser of (i) the Aggregate Commitment (including, without limitation, as a result of a reduction under Section 2.2), or (ii) the amount of the Borrowing Base as of the date of the most recent Borrowing Base Certificate received by the Agent and the Banks, the Borrowers shall forthwith pay to the Bank, subject to the payment of any funding indemnification amounts required by Section 3.7, an amount for application to the outstanding principal amount of the Loans, such that the aggregate amount of such payments is not less than the amount of such excess.

         3.2 Interest and Interest Payments. The relevant Borrower shall pay interest to the Banks on the unpaid principal amount of each Loan, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at, with respect to each Eurodollar Loan, the applicable Eurodollar Rate for the related Eurodollar

Interest Period, and, with respect to each Floating Rate Loan, the Floating Rate. Notwithstanding the foregoing, the Borrowers shall pay interest on demand by the Agent at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Borrowers hereunder (other than interest) at any time on or after an Event of Default if required in writing by the Required Banks. Changes in the rate of interest on that portion of any Borrowing maintained as a Floating Rate Borrowing will take effect simultaneously with each change in the Alternate Base Rate. No Interest Period may end after the Termination Date. Interest accrued on each Floating Rate Borrowing shall be payable on each Interest Payment Date, commencing with the first such date to occur after the Effective Date and at maturity. Interest accrued on each Eurodollar Rate Borrowing shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Rate Borrowing is prepaid, whether by acceleration or otherwise, and at maturity. Interest on Eurodollar Loans and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Borrowing is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment.

         3.3      Payment Method.

                  (a) All payments to be made by the Borrowers hereunder will be made to the Agent for the account of the Banks in Dollars and in immediately available funds not later than 1:00 p.m. Detroit time on the date on which such payment shall become due at the principal office of the Agent specified pursuant to Section 8.2. Payments received after 1:00 p.m. Detroit time shall be deemed to be payments made prior to 1:00 p.m. Detroit time on the next succeeding Business Day. Each Borrower hereby authorizes the Agent to charge its accounts with the Agent in order to cause timely payment of amounts due hereunder to be made (subject to sufficient funds being available in such accounts for that purpose).

                  (b) At the time of making each such payment, each Borrower shall, subject to the other terms and conditions of this Agreement, specify to the Agent that Borrowing or other obligation of such Borrower hereunder to which such payment is to be applied. In the event that a Borrower fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Agent may apply such payments as it may determine in its sole discretion.

                  (c) On the day such payments are deemed received, the Agent shall remit to the Banks at their respective address specified for notices pursuant to Section 8.2 (except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Banks, or as otherwise specifically required hereunder) their pro rata shares of such payments in immediately available funds. In the case of payments of principal and interest on any Borrowing, such pro rata shares shall be determined with respect to each such Bank by the ratio which the outstanding principal balance of its Loan included in such Borrowing bears to the outstanding principal balance of the Loans of all of the Banks included in such Borrowing, in the case of payments of Reimbursement Obligations, such pro rata shares shall be determined with respect to each such Bank by the ratio which the amount that such Bank has reimbursed the LC Issuer bears to the outstanding Reimbursement Obligations, and in the case of fees paid pursuant to Section 2.3 and other amounts payable hereunder (other than the Agent's fees payable pursuant to Section 2.3(c) and amounts payable to any Bank under Section 3.6), such pro rata shares shall be determined with respect to each such Bank by the ratio which the Commitment of such Bank bears to the Commitments of all the Banks.

         3.4 No Setoff or Deduction. All payments of principal and interest on the Loans and other amounts payable by the Borrowers hereunder shall be made by the Borrowers without setoff or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority.

         3.5 Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest on Floating Rate Loans shall be made on the basis of a year of 365 or 366 days, for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

         3.6 Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (a) subjects any Bank or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Bank or the LC Issuer in respect of its Eurodollar Loans, Facility LCs or participation therein, or

                  (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Rate Borrowings), or

                  (c) imposes any other condition the result of which is to increase the cost to any Bank or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Bank or any applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Bank or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Bank or the LC issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Bank or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Bank or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Bank or the LC Issuer, as the case may be, the Borrowers shall pay such Bank or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Bank or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

         3.7 Changes in Capital Adequacy Regulations. If a Bank or the LC Issuer determines the amount of capital required or expected to be maintained by such Bank or the LC Issuer, any Lending Installation of such Bank or the LC Issuer or any corporation controlling such Bank or the LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Bank or the LC Issuer, the Borrowers shall pay such Bank or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Bank or the LC Issuer reasonably determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Bank's or the LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Bank or the LC Issuer or any Lending Installation or any corporation controlling any Bank or the LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.8 Availability of Types of Borrowings. If any Bank determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Banks determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Rate Borrowings are not available or (ii) the interest rate applicable to Eurodollar Rate Borrowings does not accurately reflect the cost of making or maintaining Eurodollar Rate Borrowings, then the Agent shall suspend the availability of Eurodollar Rate Borrowings and require any affected Eurodollar Rate Borrowings to be repaid or converted to Floating Rate Borrowings, subject to the payment of any funding indemnification amounts required by Section 3.9.

         3.9 Funding Indemnification. If any payment of a Eurodollar Rate Borrowing occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Rate Borrowing is not made on the date specified by a Borrower for any reason other than default by the Banks, the Borrowers will indemnify each Bank for any loss (but not loss of profit or margin) or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Rate Borrowing.

         3.10 Taxes. (a) All payments by the Borrowers to or for the account of any Bank, the LC Issuer or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Bank, the LC Issuer or the Agent,
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.10) such Bank, the LC Issuer or the Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (iv) such Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

                  (b) In addition, the Borrowers hereby agree to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

                  (c) The Borrowers hereby agree to indemnify the Agent, the LC Issuer and each Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.10) paid by the Agent, the LC Issuer or such Bank as a result of its Commitment, any Loans made by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent, the LC Issuer or such Bank makes demand therefor pursuant to Section 3.11.

                  (d) Each Bank that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Bank") agrees that it will, not later than the date it becomes a party to this Agreement, (i) deliver to the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Bank further undertakes to deliver to each of the Borrowers and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrowers or the Agent. All forms or amendments described in the preceding sentence shall certify that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form or amendment with respect to it and such Bank advises the Borrowers and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                  (e) For any period during which a Non-U.S. Bank has failed to provide the Borrowers with an appropriate form pursuant to clause (d), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Bank shall not be entitled to indemnification under this Section 3.10 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Bank which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrowers shall take such steps as such Non-U.S. Bank shall reasonably request to assist such Non-U.S. Bank to recover such Taxes.

                  (f) Any Bank that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrowers (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                  (g) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or properly completed, because such Bank failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Banks under this Section 3.10(g) shall survive the payment of the Obligations and termination of this Agreement.

         3.11 Bank Statements; Survival of Indemnity. To the extent reasonably possible, each Bank shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Bank under Sections 3.6, 3.7 and 3.10 or to avoid the unavailability of Eurodollar Rate Borrowings under Section 3.8, so long as such designation is not, in the judgment of such Bank, disadvantageous to such Bank. Each Bank shall deliver a written statement of such Bank to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.6, 3.7, 3.9 or 3.10. Such written statement shall set forth in reasonable detail the calculations upon which such Bank determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Bank funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Bank shall be payable on demand after receipt by the Borrowers of such written statement. The obligations of the Borrowers under Sections 3.6, 3.7, 3.9 and 3.10 shall survive payment of the Obligations and termination of this Agreement.

         3.12     Replacement of Bank. If any Borrower is required pursuant to
Section 3.6, 3.7 or 3.10 to make any additional payment to any Bank or if any Bank's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.8 (any Bank so affected an "Affected Bank"), the Borrowers may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Bank as a Bank party to this Agreement, provided that no Default or Event of Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers and the Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Affected Bank pursuant to an assignment substantially in the form of Exhibit G and to become a Bank for all purposes under this Agreement and to assume all obligations of the Affected Bank to be terminated as of such date and to comply with the requirements of Section 7.19 applicable to assignments, and (ii) the Borrowers shall pay to such Affected Bank in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Bank by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Affected Bank under Sections 3.6, 3.7 and 3.10, and (B) an amount, if any, equal to the payment which would have been due to such Bank on the day of such replacement under Section 3.9 had the Loans of such Affected Bank been prepaid on such date rather than sold to the replacement Bank.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

         The Borrowers represent and warrant to the Banks and the Agent that:

         4.1 Corporate Existence and Power. Each Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law. Each Borrower has all requisite power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver the Loan Documents to which it is a party and to engage in the transactions contemplated by this Agreement.

         4.2 Authority. The execution, delivery and performance by each Borrower of this Agreement, the Security Documents and the Notes have been duly authorized by all necessary company action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of such Borrower's charter or operating agreement or of any contract or undertaking to which such Borrower is a party or by which such Borrower or its property may be bound or affected and will not result in the imposition of any Lien except for Permitted Liens.

         4.3 Binding Effect. This Agreement is, and each Security Document to which a Borrower is a party and the Notes when delivered hereunder will be, legal, valid and binding obligations of the Borrowers enforceable against each Borrower in accordance with their respective terms. The Guaranty to which each Guarantor is a party when delivered hereunder will be a legal, valid and binding obligation of such Guarantor enforceable against it in accordance with its terms.

         4.4 Subsidiaries. As of the Effective Date, Schedule 4.4 hereto correctly sets forth the name, jurisdiction of formation and ownership of each Subsidiary, direct or indirect, of any Borrower. Each such Subsidiary and each person becoming a Subsidiary of any Borrower after the Effective Date is and will be a limited liability company, partnership or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law. Each Subsidiary of the Borrower has and will have all requisite power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock of each class or other ownership interests of each Subsidiary of any Borrower have been and will be validly issued and (to the extent such concepts are relevant with respect to such ownership interests) are and will be fully paid and nonassessable and, except as otherwise indicated in Schedule 4.4 hereto or disclosed in writing to the Banks from time to time, are and will be owned, beneficially and of record, by such Borrower or another Subsidiary of such Borrower free and clear of any Liens.

         4.5 Litigation. There is no action, suit or proceeding pending or, to the best of any Borrower's knowledge, threatened against or affecting any Borrower or any Subsidiary of any Borrower before or by any court, governmental authority or arbitrator, which if adversely decided might result, either individually or collectively, in any material adverse change in the business, properties, operations or condition, financial or otherwise, of any Borrower or any Subsidiary of any Borrower or in any material adverse effect on the legality, validity or enforceability of the Loan Documents and, to the best of any Borrower's knowledge, there is no basis for any such action, suit or proceeding.

         4.6 Financial Condition. The consolidated balance sheet of the Existing Borrowers under the Existing Credit Agreement and their Subsidiaries (the "Companies") and the consolidated statements of income, retained earnings and cash flows of the Companies for the fiscal year ended December 31, 2001 and reported on by Arthur Andersen, independent certified public accountants, and the interim consolidated balance sheet and interim consolidated statements of income, retained earnings and cash flows of the Companies, as of or for the six-month period ended on June 30, 2002, copies of which have been furnished to the Bank, fairly present, and the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to Section 5.1(d) will fairly present, the consolidated financial position of the Borrowers and their Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Borrowers and their Subsidiaries for the respective periods indicated, all in accordance with generally accepted accounting principles consistently applied (subject, in the case of said interim statements, to year-end audit adjustments). Prior to the Recapitalization, there has been no material adverse change in the business, properties, operations or condition, financial or otherwise, of the Companies since December 31, 2001. As of the Effective Date, there is no material Contingent Liability of any of the Companies that is not reflected in such financial statements or in the notes thereto.

         4.7 Use of Loans. The Borrowers will use the proceeds of the Loans to finance the Recapitalization, to retire the indebtedness under the Existing Credit Agreement, and to finance the purchase of portfolios of charged-off Receivables and for general corporate purposes. None of the Borrowers or any Subsidiary of any Borrower extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose. After applying the proceeds of each Loan such margin stock will not constitute more than 25% of the value of the assets (either of any Borrower alone or of such Borrower and its Subsidiaries on a consolidated basis) that are subject to any provisions of this Agreement that may cause the Loan to be deemed secured, directly or indirectly, by margin stock.

         4.8 Consents, Etc. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Borrowers pursuant to Section 2.5(e), if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor, lessor or stockholder of any Borrower or any Subsidiary of any Borrower, is required on the part of any Borrower or any Guarantor in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of the Loan Documents.

         4.9 Taxes. As of the Effective Date, the Companies, the Borrowers and each of their Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof. None of the Borrower, the Companies or any Subsidiary of the Companies knows of any actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted by any of the Companies or any such Subsidiary.

         4.10 Title to Properties. Except as otherwise disclosed in the latest balance sheet delivered pursuant to Section 4.6 or 5.1(d) of this Agreement, the Borrowers have good and marketable fee simple title to all of the real property, and a valid and indefeasible ownership interest in all of the other properties and assets, reflected in said balance sheet or subsequently acquired by the Borrowers. All of such properties and assets are free and clear of any Lien except for Permitted Liens.

         4.11 ERISA. As of the Effective Date, the Companies, the Borrowers, their Subsidiaries, their ERISA Affiliates and their Plans will be in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any Plan. None of the Borrowers, any of their Subsidiaries or any of the ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Borrowers, their Subsidiaries and the ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC or any Plan. The execution, delivery and performance of the Loan Documents and the operative documents of the Recapitalization do not constitute a Prohibited Transaction. There is no material Unfunded Benefit Liability with respect to any Plan.

         4.12 Disclosure. No report or other information furnished in writing by or on behalf of the Companies or any Borrower to any Bank or the Agent in connection with the negotiation or administration of this Agreement contains any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. Neither this Agreement, the Notes, the Security Documents nor any other document, certificate, or report or statement or other information furnished to any Bank or the Agent by or on behalf of the Borrowers in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances in which they were made. There is no fact known to such Borrower which materially and adversely affects, or which in the future may (so far as such Borrower can now foresee) materially and adversely affect, the business, properties, operations or condition, financial or otherwise, of such Borrower or any of its Subsidiaries, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports and other information furnished in writing to the Banks by or on behalf of such Borrower in connection with the transactions contemplated thereby.

         4.13 Environmental Matters. Each of the Borrowers and their Subsidiaries is in compliance with all Environmental Laws in jurisdictions in which any of them owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of hazardous substances, solid wastes or other wastes or holds or has held any interest in real property or otherwise. No demand, claim, notice, action, administrative proceeding, investigation or inquiry, whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or threatened against any Borrower or any of its Subsidiaries, any real property in which any Borrower or any such Subsidiary holds or has held an interest or any past or present operation of the Companies, the Borrowers or any such Subsidiary.

         4.14 Common Enterprise. The Borrowers are engaged in business as an integrated group. The successful and economical operation of the integrated group requires financing on such basis that credit supplied by the Banks is available to the Borrowers and may be transferred among them after being disbursed by the Banks. The Loans made by the Banks to the Borrowers on a joint and several basis will benefit, directly or indirectly, all of the Borrowers and their Subsidiaries by strengthening and providing significant economies to the integrated group, inasmuch as the successful operation and condition of each Borrower is dependent upon the continued successful performance of the integrated group as a whole.

                                   ARTICLE V.

                                    COVENANTS

         5.1 Affirmative Covenants. Each of the Borrowers covenants and agrees that, until the Termination Date and thereafter until the payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Borrowers under this Agreement, unless the Required Banks shall otherwise consent in writing, it shall, and shall cause each of its Subsidiaries to:

                  (a) Preservation of Existence, Etc. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its qualification as a foreign company in good standing in each jurisdiction in which such qualification is necessary under applicable law and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

                  (b) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority whether federal, state, local or foreign (including without limitation ERISA, the Code, Environmental Laws and all Requirements of
Law), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of such Borrower or such Subsidiary, as the case may be, as determined in accordance with generally accepted accounting principles.

                  (c) Maintenance of Properties; Insurance. Maintain, preserve and protect all property that is material to the conduct of its business or any of its Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and, in addition to that insurance required under the Security Documents, maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Agent for purposes of assuring compliance with this Section 5.1(c).

                  (d) Reporting Requirements. Furnish to the Banks and the Agent the following:

                           (i)      Promptly and in any event within three
calendar days after becoming aware of the occurrence of (A) any Event of Default or Default, (B) the commencement of any material litigation against, by or affecting such Borrower or any Subsidiary of such Borrower, and any material adverse developments therein, or (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business or (D) any development in the business or affairs of such Borrower or any such Subsidiary which has resulted in or which is likely, in the reasonable judgment of such Borrower, to result in a material adverse change in the business, properties, operations or condition, financial or otherwise, of such Borrower or any such Subsidiary, taken as a whole, a statement of the chief financial officer of such Borrower setting forth details of each such Event of Default or Default and such litigation, material contract or undertaking or development and the action which such Borrower or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto, if any;

                           (ii)     As soon as available and in any event within
45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrowers, the consolidated balance sheet of Holdings and its consolidated Subsidiaries as of the end of such quarter, and the related consolidated statements of income, retained earnings and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of Holdings as having been prepared in accordance with generally accepted accounting principles;

                           (iii)    As soon as available and in any event within
120 days after the end of each fiscal year of the Borrowers, a copy of the consolidated balance sheet of Holdings and its consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows of Holdings and its consolidated Subsidiaries for such fiscal year, with a customary audit report of an independent certified public accountants selected by Holdings and acceptable to the Required Banks, without qualifications unacceptable to the Required Banks, together with a certificate of such accountants stating (A) that they have reviewed this Agreement and stating further whether, in the course of their review of such financial statements, they have become aware of any Event of Default or Default, and, if such an Event of Default or Default is continuing, a statement setting forth the nature and status thereof, and (B) that a computation by such Borrower (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a), (b), (c), and (d) hereof is in conformity with the terms of this Agreement;

                           (iv)     Not later than the 45th day after the end of
each fiscal quarter of such Borrower, including, without limitation, the fourth fiscal quarter of each fiscal year of such Borrower, a certificate of the chief financial officer of such Borrower stating (a) that no Event of Default or Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, a statement setting forth the details thereof and the action which such Borrower have taken and propose to take with respect thereto, and (b) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a), (b), (c), (d) and (o) hereof in conformity with the terms of this Agreement, and in addition, not later than the 45th day after the end of each fiscal quarter of such Borrower, including, without limitation, the fourth fiscal quarter of each fiscal year of such Borrower, a report, in form and substance satisfactory to the Banks, with respect to the aggregate impairment reserve of such Borrower and the changes therein since the last quarterly report delivered pursuant to this Section;

                           (v)      Not later that the 15th day after the end of
each month, the following, prepared as of the close of business on the last day of each such month, in form and detail satisfactory to the Agent, and all certified as true and correct by the chief financial officer of the Borrower:

                                    (A)      a Borrowing Base Certificate,
together with supporting schedules, setting forth such information as the Agent may request with respect to the aging, value and other information relating to the computation of the Borrowing Base and the eligibility of any property or assets included in such computation;

                                    (B)      a bulk purchase report showing all
acquired Receivables Portfolios of the Borrowers and the collection performance of each such Receivables Portfolio; and

                                    (C)      an active balance report of the
Borrowers setting forth a summary and aging of all Receivables, broken out by Receivables Portfolios, and identifying all Receivables on which any Borrower has collected any payment during the immediately preceding period of 90 days;

                           (vi)     Promptly and in any event within 10 Business
Days after receiving or becoming aware thereof, (A) a copy of any notice of intent to terminate any Plan filed with the PBGC, (B) a statement of the chief financial officer of such Borrower setting forth the details of the occurrence of any Reportable Event with respect to any Plan, (C) a copy of any notice that such Borrower, any Subsidiary of such Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of
Section 412(n) of the Code or Section 302(f) of ERISA with respect to a Plan;

                           (vii)    Promptly upon request by the Agent, a copy
of any management letter or comparable analysis prepared by the auditors for such Borrower or any of its Subsidiaries; and

                           (viii)   Promptly, such other information respecting
the business, properties, operations or condition, financial or otherwise, of such Borrower or any of its Subsidiaries as the Agent or any Bank may from time to time reasonably request.

                  (e) Accounting, Access to Records, Books, Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with generally accepted accounting principles and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, (i) permit any Bank or the Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of such Borrower and its Subsidiaries, and to discuss the affairs, finances and accounts of such Borrower and its Subsidiaries with their respective directors, officers, employees and independent auditors, and by this provision such Borrower does hereby authorize such persons to discuss such affairs, finances and accounts with any Bank or the Agent, and (ii) permit independent agents or representatives acceptable to the Required Banks to conduct an annual comprehensive field audit of such Borrower's books, records, properties and assets, including, without limitation, all collateral subject to the Security Documents, at the expense of such Borrower.

                  (f) Further Assurances. Execute and deliver, within 30 days after request therefor by the Agent or the Required Banks, all further instruments and documents and take all further action that may be necessary or desirable, or that the Agent or the Required Banks may request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Agent and the Banks under. In addition, each Borrower agrees to deliver to the Agent (with copies for each of the Banks) from time to time upon the acquisition or creation of any Subsidiary not listed in Schedule 4.4 hereto supplements to Schedule 4.4 such that such Schedule, together with such supplements, shall at all times accurately reflect the information provided for thereon. Nothing herein shall be deemed to limit the restrictions of Section 5.2(f).

                  (g) Additional Security and Collateral. Promptly, and in any event within 30 days after request therefor by the Agent or the Required Banks, (i) execute and deliver, and cause each Subsidiary of such Borrower to execute and deliver, additional Security Documents sufficient to grant to the Agent for the benefit of the Agent and the Banks liens and security interests in any after-acquired property of the types described in Section 2.7, and (ii) cause each Person becoming a domestic Subsidiary of such Borrower after the Effective Date to execute and deliver to the Banks and the Agent a Guaranty and other Security Documents, together with other related items described in Section 2.5, sufficient to grant to the Agent of the benefit of the Banks and the Agent security interests in substantially all the personal property assets of such Person described in Section 2.7. Such Borrower shall notify the Agent, within 10 days after the occurrence thereof, of the acquisition of any property by such Borrower that is not subject to the existing Security Documents, any person's becoming a Subsidiary of such Borrower, and any other event or condition that may require additional action of any nature in order to preserve the effectiveness and perfected status of the liens and security interests of the Agent and the Banks with respect to such property pursuant to the Security Documents. Nothing herein shall be deemed to limit the restrictions of Section 5.2(f).

         5.2 Negative Covenants. Until the Termination Date and thereafter until the payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Borrowers under this Agreement, each Borrower agrees that, unless the Required Banks shall otherwise consent in writing, it shall not, and shall not permit any of its Subsidiaries to (it being understood that for any period ending on or prior to the Recapitalization, the combined Consolidated Adjusted EBITDA, Consolidated Cumulative Net Income and Consolidated Modified Debt Service of Asset Acceptance Corp. and Lee Acceptance Corp. shall be used for computing the following ratios of Asset Acceptance, LLC, and the Consolidated Adjusted EBITDA, Consolidated Cumulative Net Income and Consolidated Modified Debt Service of Financial Credit Corp, Consumer Credit Corp. and CFC Financial Corp. shall be used for computing the following ratios of Financial Credit, LLC, Consumer Credit, LLC and CFC Financial, LLC, respectively):

                  (a) Ratio of Total Liabilities to Consolidated Adjusted EBITDA. Permit or suffer the ratio of (i) the Consolidated Total Liabilities of the Borrowers and their consolidated Subsidiaries to (ii) the Consolidated Adjusted EBITDA of the Borrowers and their consolidated Subsidiaries at any time to exceed 2.0 to 1.0; such ratio to be determined as of the last day of each fiscal quarter of the Borrowers for the period of four fiscal quarters of the Borrowers then ending.

                  (b) Tangible Capital Funds. Permit or suffer the Consolidated Tangible Capital Funds of the Borrowers and their consolidated Subsidiaries at any time to be less than the sum of (i) $20,000,000, plus (ii) 50% of Consolidated Cumulative Net Income of the Borrowers and their consolidated Subsidiaries for the period commencing January 1, 2002.

                  (c) Ratio of Total Liabilities to Tangible Capital Funds. Permit or suffer the ratio of the Consolidated Total Liabilities of the Borrowers and their consolidated Subsidiaries to the Tangible Capital Funds of the Borrowers and their consolidated Subsidiaries to be greater than 3.0 to 1.0; such ratio to be determined as of the last day of each fiscal quarter of the Borrowers.

                  (d) Debt Service Coverage Ratio. Permit or suffer the ratio of (i) the Consolidated Adjusted EBITDA of the Borrowers to (ii) Consolidated Modified Debt Service of the Borrowers to be less than 1.5 to 1.0, such ratio to be determined as of the last day of each fiscal quarter of the Borrowers.

                  (e) Indebtedness; Contingent Liabilities. Create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness or other Contingent Liabilities other than:

                           (i)      The Loans and the Reimbursement Obligations;

                           (ii)     The Indebtedness described in Schedule
5.2(e) hereto, having the same terms as those existing on the date of this Agreement, but no extension or renewal thereof shall be permitted;

                           (iii)    Indebtedness in aggregate outstanding
principal amount not exceeding $2,000,000 which is secured by one or more liens permitted by Section 5.2(f)(vi) hereof;

                           (iv)     Subordinated Debt; and

                           (v)      Rate Management Transactions.

                  (f) Liens. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of any Borrower or any Subsidiary of any Borrower, other than:

                           (i)      Liens for taxes not delinquent or for taxes
being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

                           (ii)     Liens (other than any Lien imposed by ERISA)
created and maintained in the ordinary course of business which are not material in the aggregate, and which would not have a material adverse effect on the business or operations of any Borrower or any of its Subsidiaries and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which such Borrower or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of such Borrower or any such Subsidiary, or surety, customs or appeal bonds to which such Borrower or any such Subsidiary is a party;

                           (iii)    Liens affecting real property which
constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of such Borrower or any of its Subsidiaries;

                           (iv)     Liens created pursuant to the Security
Documents and Liens expressly permitted by the Security Documents;

                           (v)      Each Lien described in Schedule 5.2(f)
hereto may be suffered to exist upon the same terms as those existing on the Effective Date;

                           (vi)     Any Lien created to secure payment of a
portion of the purchase price of or existing at the time of acquisition of, any tangible fixed asset acquired by the Borrower or any of their Subsidiaries may be created or suffered to exist upon such fixed asset if the outstanding principal amount of the Indebtedness secured by such Lien does not at any time exceed 100% of the purchase price paid by the Borrower or such Subsidiary for such fixed asset, and the aggregate principal amount of all Indebtedness secured by such Liens does not exceed $2,000,000, provided that such Lien does not encumber any other asset at any time owned by the Borrower or such Subsidiary, and provided, further, that not more than one such Lien shall encumber such fixed asset at any one time;

                           (vii)    licenses, leases or subleases granted to
third parties in the ordinary course of business not interfering in any material respect with the business of such Borrower or any of its Subsidiaries;

                           (viii)   Liens arising from precautionary UCC
financing statements regarding operating leases permitted by this Agreement; and

                           (ix)     Liens arising from judgments, decrees or
attachment in circumstances not constituting an Event of Default under Section 6.1(f), provided that cash or other property (other than proceeds of insurance payable by reason of such judgments, decrees or attachments) may only be pledged by a Borrower or any of its Subsidiaries as security therefor to the extent the amount of such cash plus the fair market value of such other property does not exceed $250,000 in the aggregate.

                  (g) Merger; Acquisitions; Etc. Purchase or otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any person, or all or a substantial portion of the capital stock of or other ownership interest in any other person; nor merge or consolidate or amalgamate with any other person or take any other action having a similar effect; nor enter into any joint venture or similar arrangement with any other person; nor otherwise create or acquire any Subsidiary, provided, however, that this Section 5.2(g) shall not prohibit any merger, consolidation or amalgamation or acquisition by any Borrower or any Subsidiary if (i) such Borrower or such Subsidiary shall be the surviving or continuing corporation thereof, (ii) immediately before and after such merger, consolidation or amalgamation or acquisition, no Default or Event of Default shall exist or shall have occurred and be continuing and the representations and warranties contained in Article IV shall be true and correct on and as of the date thereof (both before and after such merger or acquisition is consummated) as if made on the date such merger or acquisition is consummated, and (iii) prior to the consummation of such merger or acquisition, such Borrower shall have provided to the Banks and the Agent an opinion of counsel and a certificate of the chief financial officer of such Borrower (attaching computations to demonstrate compliance with all financial covenants hereunder), each stating that such merger or acquisition complies with this Section 5.2(g) and that any other conditions under this Agreement relating to such transaction have been satisfied.

         In addition, this Section 5.2(g) shall not prohibit the Borrowers or any of their Subsidiaries from consummating any of the following transactions:

         (v) the assets of any Subsidiary of any Borrower may be transferred to such Borrower or any wholly-owned domestic Subsidiary of such Borrower, and any Subsidiary of any Borrower may be merged with and into, or be voluntarily dissolved or liquidated into, such Borrower or any wholly-owned domestic Subsidiary of such Borrower, so long as such Borrower or such wholly-owned Subsidiary, as the case may be, is the surviving company of any such merger, dissolution or liquidation, and if the surviving company is a Subsidiary, such Subsidiary shall have delivered to the Agent for the benefit of the Banks a Guaranty and a Security Agreement;

         (w) the Borrowers and their wholly-owned domestic Subsidiaries may sell or otherwise transfer accounts receivable and/or inventory between or among themselves in the ordinary course of business for resale by such Borrowers or such wholly-owned domestic Subsidiaries as the case may be;

         (x) the Borrowers and any of their Subsidiaries may lease, as lessor, equipment, machinery or its real property, and license, in the ordinary course of business, patents, trademarks, copyrights and know-how, to one or more Borrowers or their wholly-owned Subsidiaries, so long as such lease or license is for fair market value (determined in good faith by the managers, members or senior management of such lessor);

         (y) subject to compliance with Section 2.7, 5.1(f) and 5.1(g), the Borrowers or any of their wholly-owned Subsidiaries may create wholly-owned Subsidiaries; and

         (z)      the Recapitalization.

                  (h) Disposition of Assets; Etc. Sell, lease, license, transfer, assign or otherwise dispose of all or a substantial portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory or Receivables sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete material or equipment.

                  (i) Inconsistent Agreements. Enter into any agreement containing any effective provision which would be violated or breached by this Agreement or any of the transactions contemplated hereby or by performance by such Borrower or its Subsidiaries of any of their obligations in connection therewith in any material respect.

                  (j) Nature of Business. Make any substantial change in the nature of its business from that engaged in on the date of this Agreement by its predecessor Existing Borrower or engage in any other businesses other than those in which its predecessor Existing Borrower is engaged on the date of this Agreement.

                  (k) Payments and Modification of Subordinated Debt. Except as expressly permitted under the terms of the related subordination agreements in favor of the Banks and the Agent, make any optional payment, prepayment or redemption of any Subordinated Debt, nor amend or modify, or consent or agree to any amendment or modification, which would shorten any maturity or increase the amount of any payment of principal or increase the rate (or require earlier payment) of interest on any such Subordinated Debt, nor amend any agreement under which any Subordinated Debt is issued or created or otherwise related thereto, nor enter into any agreement or arrangement providing for the defeasance of any Subordinated Debt.

                  (l) Dividends and Other Restricted Payments. Make, pay, declare or authorize any dividend, payment or other distribution in respect of any class of its membership interests or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of its membership interests, other than such dividends, payments or other distributions to the extent payable solely in membership interests of such Borrower, or amend or modify the Consulting Services Agreement to increase the amount payable thereunder, provided, however, that (i) such Borrower may make, pay, declare or authorize distributions to Holdings in any quarter ending after the Effective Date in an aggregate amount not greater than the amount necessary (when combined with amounts paid by each other Borrower and each other Subsidiary of Holdings, if any) for Holdings to make the distributions to its members required or permitted pursuant to Section 6.4 of the Amended and Restated Limited Liability Company Agreement dated September 30, 2002 among Holdings, AAC Holding Corp., Consumer Credit Corp. and AAC Investors, Inc., as in effect on the date hereof, (ii) if no Default or Event of Default shall exist or shall have occurred and be continuing and no Default or Event of Default under any other provision of this Agreement would result therefrom, each Borrower may make, pay, declare or authorize distributions to Holdings in any quarter ending after the Effective Date in an aggregate amount not greater than the amount to permit Holdings to make payments to employees or former employees of such Borrower or any of its Subsidiaries in respect of share repurchases or payments in respect of share appreciation rights following the termination of their employment, provided that the aggregate amount distributed by all of the Borrowers in any fiscal year for such payments does not exceed $500,000, together with any unused amount from prior fiscal years and net cash proceeds received by Holdings in such fiscal year from the sale or issuance of Holdings membership interests to employees of the Borrowers or their Subsidiaries, and
(iii) if no Default or Event of Default shall exist or shall have occurred and be continuing and no Default or Event of Default under any other provision of this Agreement would result therefrom, other dividends, payments and other distributions that in the aggregate do not exceed $500,000 for all of the Borrowers during any fiscal year of the Borrowers, and provided, further, that Asset Acceptance may distribute up to $800,000 to Holdings on the Effective Date to fund the repayment of the Note Payable on Demand of $550,000 to AAC Holding Corp. and the Note Payable on Demand of $250,000 to Consumer Credit Corp. For purposes of this Section 5.2(l), "membership interests" shall include membership interests and any securities exchangeable for or convertible into membership interests and any warrants, rights or other options to purchase or otherwise acquire membership interests or such securities, together with appreciation rights or other contractual obligations linked to the value of such membership interests.

                  (m) Investments, Loans and Advances. Purchase or otherwise acquire any capital stock of or other ownership interest in, or debt securities of or other evidences of Indebtedness of, any other person; nor make any loan or advance of any of its funds or property or make any other extension of credit to, or make any investment or acquire any interest whatsoever in, any other person; nor incur any Contingent Liability; other than (i) commission, travel and similar advances made to officers and employees in the ordinary course of business, (ii) commercial paper of any United States issuer having the highest rating then given by Moody's Investors Service, Inc., or Standard & Poor's Corporation, direct obligations of and obligations fully guaranteed by the United States of America or any agency or instrumentality thereof, or certificates of deposit of any commercial bank which is a member of the Federal Reserve System and which has capital, surplus and undivided profit (as shown on its most recently published statement of condition) aggregating not less than $100,000,000, provided, however, that each of the foregoing investments has a maturity date not later than 180 days after the acquisition thereof by any Borrower or any of its Subsidiaries, or shares in mutual funds that invest solely in such securities, and (iii) those investments, loans, advances and other transactions described in Schedule 5.2(m) hereto, having the same terms as existing on the date of this Agreement, but no extension or renewal thereof shall be permitted. Nothing in this Section 5.2(m) shall prohibit (i) the purchase by any Borrower of Receivables Portfolios in the ordinary course of business, (ii) any Indebtedness permitted under Section 5.2(e), (iii) any transaction permitted under Section 5.2(g), or (iv) the Recapitalization.

                  (n) Transactions with Affiliates. Enter into, become a party to, or become liable in respect of, any contract or undertaking with any Affiliate except (i) in the ordinary course of business and on terms not less favorable to such Borrower than those which could be obtained if such contract or undertaking were an arm's length transaction with a person other than an Affiliate, and (ii) the Consulting Services Agreement.

                  (o) Ratio of Adjusted Receivables Balances to Loans. Permit or suffer the ratio of (i) the Consolidated Adjusted Receivables Balances of the Borrowers to (ii) the Aggregate Outstanding Credit Exposure to be less than 1.00 to 1.00 at any time.

                                   ARTICLE VI.

                                     DEFAULT

         6.1 Events of Default. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived pursuant to Section 8.1:

                  (a) Nonpayment. Any Borrower shall fail to pay when due any principal of or interest on the Notes, any Reimbursement Obligation or any fees or any other amount payable hereunder; or

                  (b) Misrepresentation. Any representation or warranty made by the Borrowers in Article IV hereof or by any Borrower or any Subsidiary in any of the Loan Documents or in any other certificate, report, financial statement or other document furnished by or on behalf of the Borrowers or any of their Subsidiaries in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) Certain Covenants. Any Borrower shall fail to perform or observe any term, covenant or agreement contained in Article V hereof; or

                  (d) Other Defaults. Any Borrower or any Subsidiary shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any Security Document, and any such failure shall remain unremedied for 15 calendar days after notice thereof shall have been given to the Borrowers by the Agent (or such longer or shorter period of time as may be specified in such Security Document);

                  (e) Other Indebtedness. Any Borrower or any Subsidiary shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness at any time owing to any Bank (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, or any Borrower or any Subsidiary fails to perform or observe any other term, covenant or agreement contained in any agreement, document or instrument evidencing or securing any such Indebtedness owing to any Bank, or under which any such Indebtedness was issued or created, beyond a period of grace, if any, provided with respect thereto, or the occurrence or existence of any default, event of default or other similar condition or event (however described) with respect to any Rate Management Transaction; or any Borrower or any Subsidiary shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness at any time owing to any other Person, beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $2,000,000; or any Borrower or any Subsidiary fails to perform or observe any other term, covenant or agreement contained in any agreement, document or instrument evidencing or securing any such Indebtedness owing to any other Person having such aggregate outstanding principal amount, or under which any such Indebtedness was issued or created, beyond any period of grace, if any, provided with respect thereto; or

                  (f) Judgments. One or more judgments or orders for the payment of money in an aggregate amount of $2,000,000 or more that are not covered by insurance shall be rendered against the Borrowers or any of them or any of their Subsidiaries, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect the Borrowers or any of them or any of their Subsidiaries which causes or could cause a material adverse change in the business, properties, operations or condition, financial or otherwise, of the Borrowers or any of their Subsidiaries or which does or could have a material adverse effect on the legality, validity or enforceability of any of the Loan Documents, and either (i) such judgment or order shall have remained unsatisfied and the Borrowers or such Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

                  (g) ERISA. The occurrence of a Reportable Event that results in or could result in liability of any Borrower, any Subsidiary, or any ERISA Affiliate to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the filing by any Borrower or any of its Subsidiaries or any ERISA Affiliate of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan, if such termination could have a material adverse effect on the business, properties, operations or condition, financial or otherwise, of any Borrower or any Subsidiary or any Borrower or any Subsidiary or any ERISA Affiliate shall fail to pay when due any liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in liability of any Borrower or any Subsidiary, any ERISA Affiliate, any Plan of the Borrower, its Subsidiaries or their ERISA Affiliates or any fiduciary of any such Plan; or failure by such Borrower, any Subsidiary or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of
Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in liability of the Borrower, any Subsidiary or any ERISA Affiliate to the PBGC or any Plan; or the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(9a)(2) of ERISA; or the Borrower, any Subsidiary or any ERISA Affiliate becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Required Banks; or

                  (h) Insolvency, Etc. Any Borrower or any Subsidiary shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Borrowers or any Subsidiary any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against such Borrower or such Subsidiary and is being contested by such Borrower or such Subsidiary, as the case may be, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or any Borrower or any Subsidiary shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; or

                  (i) Security Documents. Any "event of default" defined in any Security Document shall have occurred and be continuing, or any material provision of any Security Document shall at any time for any reason cease to be valid, binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any person, or any obligor shall deny that it has any or further liability or obligation thereunder, or any Security Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Agent and the Banks the benefits purported to be created thereby; or

                  (j) Subordinated Debt Defaults. Any default under any subordination agreement in favor of the Agent or the Banks with respect to any Subordinated Debt shall have occurred and be continuing beyond any applicable grace period; or any material provision of any such subordination agreement or any other subordination terms of any Subordinated Debt shall at any time for any reason cease to be valid and binding and enforceable against any Borrower or any Subsidiary or any holder of any Subordinated Debt, or the validity, binding effect or enforceability thereof shall be contested by any Borrower or any Subsidiary or any holder of any Subordinated Debt; or any Borrower or any Subsidiary or any such holder shall deny that it has any further obligation under any such subordination terms or any such subordination agreement, or any such subordination terms or subordination agreement shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way ceases to give or provide to the Agent and the Banks the benefits purported to be created thereby; or

                  (k) Control. Quad-C and/or its Affiliates shall cease to own directly or indirectly, free and clear of all Liens, at least 51% of the membership interests of each of the Borrowers;

                  (l) Employment Agreement Defaults. Asset Acceptance shall default in any material respect under any of the Employment Agreements; or

                  (m) Environmental Liabilities. Any Borrower shall incur liabilities in excess of $1,000,000 in the aggregate as a result of violation of Environmental Laws, or otherwise for remediation or cleanup of discharge of substances into the environment.

         6.2      Remedies.

                  (a) Upon the occurrence and during the continuance of any Event of Default, the Agent, with the consent of the Required Banks may and, upon being directed to do so by the Required Banks, shall, by notice to the Borrowers (i) terminate the obligations of the Banks to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, (ii) declare the outstanding principal of, and accrued interest on, the Loans, the Reimbursement Obligations and all other amounts owing under the Loan Documents to be immediately due and payable, or (iii) demand immediate delivery of cash collateral, and the Borrowers agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Facility LCs, which funds shall be held in the Facility LC Collateral Account, or any one or more of the foregoing, whereupon the Commitments shall terminate forthwith and all such amounts, including such cash collateral, shall become immediately due and payable, as the case may be, provided that in the case of any Event of Default described in Section 6.1(h) with respect to the Borrower, the Commitments shall automatically terminate forthwith and all such amounts, including such cash collateral, shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived.

                  (b) The Agent, with the consent of the Required Banks may and, upon being directed to do so by the Required Banks shall, in addition to the remedies provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to it, whether arising under this Agreement, the Facility LC Application, the Security Documents or the Notes or under applicable law, in any manner deemed appropriate by the Agent, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement, the Facility LC Application, any Security Document or in the Notes or in aid of the exercise of any power granted in this Agreement, any Security Document or the Notes.

                  (c) Upon the occurrence and during the continuance of any Event of Default, each Bank may at any time and from time to time, without notice to any Borrower (any requirement for such notice being expressly waived by the Borrowers) set off and apply against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement, whether owing to such Bank or any other Bank or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of any Borrower and any property of any Borrower from time to time in possession of the Bank, irrespective of whether or not such Bank or the Agent or any other Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured. The Borrowers hereby grant to the Banks and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the obligations of the Borrowers under this Agreement. The rights of the Banks under this Section 6.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Banks may have.

                  (d) The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrowers to the Banks or the LC Issuer under the Loan Documents.

                  (e) At any time while any Default is continuing, none of the Borrowers nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrowers or paid to whomever may be legally entitled thereto at such time.

                                  ARTICLE VII.

            THE AGENT; TAXES; RATABLE PAYMENTS; BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS; DISTRIBUTION OF PROCEEDS

         7.1 Appointment; Nature of Relationship. Bank One is hereby appointed by each of the Banks as its contractual representative (herein referred to as the "Agent") hereunder and under each Security Document, and each of the Banks irrevocably authorizes the Agent to act as the contractual representative of such Bank with the rights and duties expressly set forth herein and in the Security Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
VII. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Bank by reason of this Agreement or any Security Document and that the Agent is merely acting as the contractual representative of the Banks with only those duties as are expressly set forth in this Agreement and the Security Documents. In its capacity as the Banks' contractual representative, the Agent (a) does not hereby assume any fiduciary duties to any of the Banks, (b) is a "representative" of the Banks within the meaning of the term "secured party" of the Michigan Uniform Commercial Code and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the Security Documents. Each of the Banks hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Bank hereby waives.

         7.2 Powers. The Agent shall have and may exercise such powers under this Agreement and the Security Documents as are specifically delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Banks, or any obligation to the Banks to take any action thereunder except any action specifically provided by this Agreement and the Security Documents to be taken by the Agent.

         7.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any Borrower, any Guarantor, the Banks or any Bank for any action taken or omitted to be taken by it or them hereunder or under any Security Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         7.4 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with this Agreement, the Notes, any Security Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under the Loan Documents, including, without limitation, any agreement by an obligor to furnish information directly to each Bank; (c) the satisfaction of any condition specified in Article II, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of the Loan Documents or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrowers or any Guarantor or their Subsidiaries. The Agent shall have no duty to disclose to the Banks information that is not required to be furnished by the Borrowers to the Agent at such time, but is voluntarily furnished by a Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

         7.5 Action on Instructions of Banks. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any Security Document in accordance with written instructions signed by the Required Banks, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks. The Banks hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any Security Document unless it shall be requested in writing to do so by the Required Banks. The Agent shall be fully justified in failing or refusing to take any action hereunder, under the Notes and under any Security Document unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         7.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under the Notes and any Security Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Banks and all matters pertaining to the Agent's duties under the Loan Documents.

         7.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         7.8 Agent's Reimbursement and Indemnification. The Banks agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Borrowers for which the Agent is entitled to reimbursement by the Borrowers under this Agreement and the Security Documents, (b) for any other expenses incurred by the Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of this Agreement, the Notes and the Security Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Bank or between two or more of the Banks) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the Notes and the Security Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Bank or between two or more of the Banks), or the enforcement of any of the terms of this Agreement, the Notes and the Security Documents or of any such other documents, provided that (i) no Bank shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.10(vii) shall, notwithstanding the provisions of this Section 7.8, be paid by the relevant Bank in accordance with the provisions thereof. The obligations of the Banks under this Section 7.8 shall survive payment of the Loans and termination of this Agreement.

         7.9 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received written notice from a Bank or a Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks.

         7.10 Rights as a Bank. In the event the Agent is a Bank, the Agent shall have the same rights and powers hereunder and under any Security Document with respect to its Commitment and its Loans as any Bank and may exercise the same as though it were not the Agent, and the term "Bank" or "Banks" shall, at any time when the Agent is a Bank, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any Security

Document, with the Borrowers or any of their Subsidiaries in which the Borrowers or such Subsidiary is not restricted hereby from engaging with any other Person.

         7.11 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements prepared by the Companies or the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

         7.12 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrowers, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Banks, such removal to be effective on the date specified by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint, on behalf of the Borrower and the Banks, a successor Agent. If no successor Agent shall have been so appointed by the Required Banks within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Banks, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrowers or any Bank, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Banks may perform all the duties of the Agent hereunder and the Borrowers shall make all payments in respect of the Loans and other obligations of the Borrowers under this Agreement, the Notes and the Security Documents to the applicable Bank and for all other purposes shall deal directly with the Banks. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder, under the Notes and under the Security Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article VII shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder, under the Notes and under the Security Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 7.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate or other analogous rate of the new Agent.

         7.13 Delegation to Affiliates. The Borrowers and the Banks agree that the Agent may delegate any of its duties under this Agreement and the Security Documents to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement and the Security Documents shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under this Agreement and the Security Documents.

         7.14 Execution of Collateral Documents. The Banks hereby empower and authorize the Agent to execute and deliver to the Borrower on behalf of the Banks the Security Documents and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Security Documents.

         7.15 Collateral Releases. The Banks hereby empower and authorize the Agent to execute and deliver to the appropriate Borrower on behalf of the Banks any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of collateral which shall be permitted by the terms hereof or of any Security Document or which shall otherwise have been approved by the Required Banks (or, if required by the terms of this Agreement, all of the Banks) in writing.

         7.16 Ratable Payments. If any Bank, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure in a greater proportion than that received by any other Bank, such Bank agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Banks so that after such purchase each Bank will hold its Pro Rata Share of Aggregate Outstanding Credit Exposure. If any Bank, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Loans or such amounts which may be subject to setoff, such Bank agrees, promptly upon demand, to take such action necessary such that all Banks share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

         7.17 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Banks and their respective successors and assigns, except that (a) the Borrowers shall not have the right to assign their rights or obligations under this Agreement, the Facility LC Applications, the Notes or the Security Documents without the prior written consent of all the Banks and (b) any assignment by any Bank must be made in compliance with Section 7.19. The parties to this Agreement acknowledge that clause (b) of this Section 7.17 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Bank of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Bank from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 7.19. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 7.19; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of this Agreement, the Notes and the Security Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

         7.18     Participations.

                  (a) Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure of such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank under the Loan Documents. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under the Loan Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under this Agreement, the Notes and the Security Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Bank had not sold such participating interests, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, the Notes and the Security Documents.

                  (b) Each Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of this Agreement, the Notes and the Security Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Banks pursuant to the terms of Section 8.1 or of any Security Document.

                  (c) The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in Section 6.2(c) in respect of its participating interest in amounts owing under this Agreement, the Notes and the Security Documents to the same extent as if the amount of its participating interest were owing directly to it as a Bank thereunder, provided that each Bank shall retain the right of setoff provided in Section 6.2(c) with respect to the amount of participating interests sold to each Participant. The Banks agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 6.2(c), agrees to share with each Bank, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 7.16 as if each Participant were a Bank.

         7.19     Assignments.

                  (a) Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit G hereto or in such other form as may be agreed to by the parties thereto and approved by the Agent. The consent of the Borrowers, the LC Issuer and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Bank or an Affiliate thereof; provided, however, that if an Event of Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Bank or an Affiliate thereof shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Bank's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

                  (b) Upon (i) delivery to the Agent of an assignment, together with any consents required by Section 7.19(a), and (ii) payment by the parties to such an assignment of a $4,000 fee to the Agent for processing such assignment (unless such assignment is of a Bank's entire interest in the Loan Documents to an Affiliate of such Lender, or such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Bank party to this Agreement and any other related documents executed by or on behalf of the Banks and shall have all the rights and obligations of a Bank under this Agreement, the Notes and the Security Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrowers, the Banks or the Agent shall be required to release the transferor Bank with respect to the of Commitment and Outstanding Credit Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 7.19(b), the transferor Bank, the Agent and the Borrower shall, if the transferor Bank or the Purchaser desires that its Loans be evidenced by a Note, make appropriate arrangements so that a new Note or, as appropriate, replacement Note is issued to such transferor Bank and a new Note or, as appropriate, replacement Note, is issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

         7.20 Dissemination of Information. Subject to the terms of Section 8.18, each of the Borrowers authorizes each Bank to disclose to any of its subsidiaries or Affiliates or their successors, or to any of its subsidiaries or Affiliates or their successors, or to any Participant or Purchaser or any other Person acquiring an interest in this Agreement, the Notes and the Security Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Bank's possession concerning the Borrowers, provided that any such Transferee or prospective Transferee agrees to be bound by the provisions of Section 8.18 with respect to any such information.

         7.21 Tax Treatment. If any interest in this Agreement, the Facility LC Applications, the Notes or the Security Documents is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.10(iv).

         7.22 Distribution of Proceeds of Collateral and Guaranties. All proceeds of any realization on the collateral pursuant to the Security Documents and any payments received by the Agent or any Bank pursuant to the Guaranties subsequent to and during the continuance of any Event of Default shall be allocated and distributed by the Agent as follows:

                  (a) First, to the payment of all reasonable costs and expenses, including without limitation all reasonable attorneys' fees, of the Agent and the Banks in connection with the enforcement of this Agreement, the Notes and the Security Documents and otherwise administering this Agreement;

                  (b) Second, to the payment of all fees required to be paid under Section 2.3 of this Agreement owing to the Banks, the LC Issuer and the Agent, on a pro rata basis in accordance with the ratio that the amount of such fees owing to each such Bank, the LC Issuer or the Agent, as the case may be, bears to the aggregate amount of such fees owing to all the Banks, the LC Issuer and the Agent, for application to payment of such liabilities;

                  (c) Third, to the Banks (and/or their subsidiaries, affiliates or successors in connection with any Rate Management Transactions) for payment of all outstanding obligations consisting of principal, interest and obligations under Rate Management Transactions, on a pro rata basis in accordance with the ratio that the amount of such principal, interest and Rate Management Transaction obligations owing to each such Bank bears to the aggregate amount of such principal, interest and other obligations owing to all the Banks, for application to payment of such principal, interest and other obligations;

                  (d) Fourth, to the payment of any and all other obligations under this Agreement, the Facility LC Applications, the Notes and the Security Documents owing to the Banks, the LC Issuer and the Agent, on a pro rata basis in accordance with the ratio that the amount of such obligations owing to each such Bank, the LC Issuer or the Agent, as the case may be, bears to the total amount of such obligations owing to all the Banks, the LC Issuer and the Agent, for application to payment of such obligations; and

                  (e) Fifth, to the Borrower or such other Person as may be legally entitled thereto.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

         8.1      Amendments, Etc.

                  (a) No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Borrower and the Required Banks and, to the extent any rights or duties of the Agent or the LC Issuer may be affected thereby, the Agent or the LC Issuer, respectively, provided, however, that no such amendment, modification, termination, waiver or consent shall, without the consent of the Agent and all of the Banks, (i) authorize or permit the extension of time for, or any reduction of the amount of, any payment of the principal of, or interest on, the Notes, the Reimbursement Obligations, any fees or other amount payable hereunder, or extend the expiry date of any Facility LC to a date after the Termination Date, (ii) amend, extend or terminate the respective Commitments of any Bank set forth on the signature pages hereof or modify the provisions of this Section regarding the taking of any action under this Section or the definition of Required Banks or any provision of this Agreement requiring the consent of all of the Banks,
(iii) provide for the discharge of any Guarantor or the release of any material portion of the collateral subject to any Security Document, except as expressly contemplated by this Agreement or the Security Documents, (iv) permit any Borrower to assign its rights under this Agreement, (iv) modify the percentages set forth in the definition of Age Adjusted Percentage, or (v) modify any other provision of this Agreement which by its terms requires the consent of all of the Banks.

                  (b) Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (c) Notwithstanding anything herein to the contrary, no Bank that is in default of any of its obligations, covenants or agreements under this Agreement shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver of any provision of this Agreement or any departure therefrom or any direction from the Banks to the Agent, and, for purposes of determining the Required Banks at any time when any Bank is in default under this Agreement, the Commitments and Loans of such defaulting Banks shall be disregarded.

         8.2      Notices.

                  (a) Except as otherwise provided in Section 8.2(c) hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Borrowers at 6985 Miller Road, Warren, Michigan 48092, Attention: Mark A. Redman, Facsimile No. (810) 446-7839, Facsimile Confirmation No. (810) 446-7803, with a copy to Holdings, c/o Quad-C Management, Inc., 230 East High Street, Charlottesville, VA 22902, Phone: (434) 979-2070, Fax: (434) 979-1145, and to the Agent, the LC Issuer and the Banks at their respective addresses for notices set forth on the signature pages hereof, or to such other address as may be designated by the Borrowers, the Agent or any Bank by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, or if sent by facsimile transmission, upon confirmation of receipt by telephone at the number specified pursuant to this Section 8.2 for confirmation, provided, however, that notices to the Bank shall not be effective until received.

                  (b) Notices by the Borrowers to the Agent with respect to terminations or reductions of the Commitment pursuant to Section 2.2, requests for Credit Extensions pursuant to Section 2.4, Conversion/Continuation Notices pursuant to Section 2.9, and notices of prepayment pursuant to Section 3.1 shall be irrevocable and binding on the Borrowers.

                  (c) Any notice to be given by the Borrowers to the Agent pursuant to Sections 2.4 or 2.9 and any notice to be given by the Agent or any Bank hereunder, may be given by telephone, and all such notices given by the Borrowers must be promptly confirmed in writing in the manner provided in Section 8.2(a). Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given.

         8.3 No Waiver By Conduct; Remedies Cumulative. No course of dealing on the part of the Agent, the LC Issuer or any Bank, nor any delay or failure on the part of the Agent, the LC Issuer or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Agent's, the LC Issuer's or such Bank's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Agent, the LC Issuer or any Bank under the Loan Documents is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by the Loan Documents or by applicable law to the Agent, the LC Issuer or any Bank may be exercised from time to time and as often as may be deemed expedient by the Agent, the LC Issuer or any Bank and, unless contrary to the express provisions of the Loan Documents, irrespective of the occurrence or continuance of any Default or Event of Default.

         8.4 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Borrowers herein or in any certificate, report, financial statement or other document furnished by or on behalf of the Borrowers in connection with this Agreement shall be deemed to be material and to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by the Banks or on the Banks' behalf, and those covenants and agreements of the Borrowers set forth in Section 3.6 and
8.5 hereof shall survive the repayment in full of the Loans and the termination of the Commitments.

         8.5      Expenses; Indemnification.

                  (a) The Borrowers agree to pay, or reimburse the Agent and the Banks and any of them, as applicable, for the payment of, on demand, (i) the reasonable fees and expenses of counsel to the Agent, including without limitation the fees and expenses of Dickinson Wright PLLC, in connection with the preparation, execution, delivery and administration of this Agreement, the Security Documents and the Notes and the consummation of the transactions contemplated hereby, and in connection with advising the Agent as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, any Security Document and the Notes, and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and (iii) all reasonable costs and expenses of the Agent, the LC Issuer and the Banks (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under, the Loan Documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement.

                  (b) The Borrowers hereby indemnify and agree to hold harmless the Banks, the LC Issuer and the Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including reasonable attorneys' fees and disbursements incurred in connection with any investigative, administrative or judicial proceeding whether or not such person shall be designated as a party thereto) which the Banks, the LC Issuer or the Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with entering into this Agreement or the transactions contemplated hereby, including without limitation those arising under Environmental Laws; provided, however, that the Borrowers shall not be required to indemnify any such Bank, the LC Issuer or the Agent, or such other person, to the extent, but only to the extent, that such claim, damage, loss, liability, cost or expense is attributable to the gross negligence or willful misconduct of such Bank, the LC Issuer or the Agent, as the case may be.

         8.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         8.7 Governing Law. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Each of the Borrowers and the Banks further agrees that any legal action or proceeding with respect to any Loan Document or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and each of the Borrowers and the Banks hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to their persons and property. Nothing in this paragraph shall affect the right of the Banks and the Agent to bring any such action or proceeding against the Borrowers or their property in the courts of any other jurisdiction. Each of the Borrowers and the Banks hereby irrevocably waive any objection to the laying of venue of any such suit or proceeding in the above described courts.

         8.8 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

         8.9 Construction of Certain Provisions. If any provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

         8.10 Integration and Severability. This Agreement, the Facility LC Applications, the Notes and the Security Documents embody the entire agreement and understanding among the Borrowers and the Banks, and supersede all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of the Borrowers under this Agreement, the Facility LC Applications, the Security Documents or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrowers shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrowers under this Agreement, the Facility LC Applications, any Security Document or the Notes in any other jurisdiction.

         8.11 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default or any event or condition which with notice or lapse of time, or both, could become such a Default or an Event of Default if such action is taken or such condition exists.

         8.12 Interest Rate Limitation. Notwithstanding any provision of the Loan Documents, in no event shall the amount of interest paid or agreed to be paid by the Borrower exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of the Loan Documents at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Borrowings outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Borrowers if such principal and all other obligations of the Borrowers to the Bank have been paid in full.

         8.13 Nonliability of Banks. The relationship between the Borrowers on the one hand and the Banks, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the LC Issuer, the Arranger nor any Bank shall have any fiduciary responsibilities to the Borrowers. Neither the Agent, the LC Issuer, the Arranger nor any Bank undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers' business or operations. The Borrowers agree that neither the Agent, the LC Issuer, the Arranger nor any Bank shall have liability to the Borrowers (whether sounding in tort, contract or otherwise) for losses suffered by any Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the LC Issuer, the Arranger nor any Bank shall have any liability with respect to, and the Borrowers hereby waive, release and agree not to sue for, any special, indirect, consequential or punitive damages suffered by any Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         8.14 Consents to Renewals, Modifications and Other Actions and Events. This Agreement and all of the obligations of the Borrowers hereunder shall remain in full force and effect without regard to and shall not be released, affected or impaired by: (a) any amendment, assignment, transfer, modification of or addition or supplement to the Obligations, this Agreement, any Facility LC Application, any Security Document or the Notes; (b) any extension, indulgence, increase in the Obligations or other action or inaction in respect of this Agreement, the Facility LC Applications, the Security Documents or the Notes or otherwise with respect to the Obligations, or any acceptance of security for, or guaranties of, any of the Obligations, or any surrender, release, exchange, impairment or alteration of any such security of guaranties, including, without limitation, the failing to perfect a security interest in any such security or abstaining from taking advantage or of realizing upon any guaranties or upon any security interest in any such security; (c) any default by the Borrowers under, or any lack of due execution, invalidity or unenforceability of, or any irregularity or other defect in, this Agreement, the Facility LC Applications, the Security Documents or the Notes; (d) any waiver by the Banks or any other person of any required performance or otherwise of any condition precedent or waiver of any requirement imposed by this Agreement, the Facility LC Applications, the Security Documents or the Notes, any guaranties or otherwise with respect to the Obligations; (e) any exercise or non-exercise of any right, remedy, power or privilege in respect of this Agreement, the Facility LC Applications, the Security Documents or the Notes; (f) any sale, lease, transfer or other disposition of the assets of the Borrowers or any consolidation or merger of any Borrower with or into any other person, corporation, or entity, or any transfer or the disposition by any Borrower or any other holder of membership interests in any of the Borrowers;
(g) any bankruptcy, insolvency, reorganization or similar proceedings involving or affecting any Borrower; (h) the release or discharge of any Borrower from the performance or observance of any agreement, covenant, term or condition under any of the Obligations or contained in this Agreement, the Facility LC Applications, the Security Documents or the Notes by operation of law, or (i) any other cause whether similar or dissimilar to the foregoing which, in the absence of this provision, would release, affect or impair the obligations, covenants, agreements and duties of any Borrower hereunder, including without limitation any act or omission by the Agent or any Bank or any other person which increases the scope of such Borrower's risk; and in each case described in this paragraph whether or not such Borrower shall have notice or knowledge of any of the foregoing, each of which is specifically waived by each of the Borrowers.

         8.15 Several Obligations; Benefits of this Agreement. The respective obligations of the Banks hereunder are several and not joint and no Bank shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Bank to perform any of its obligations hereunder shall not relieve any other Bank from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 8.5, 8.13 and 7.10 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         8.16 Waivers, Etc. Each Borrower unconditionally waives: (a) notice of any of the matters referred to in Section 8.14 above; (b) all notices which may be required by statute, rule or law or otherwise to preserve any rights of the Agent and the Banks, including, without limitation, presentment to and demand of payment or performance from the other Borrowers and protest for non-payment or dishonor; (c) any right to the exercise by the Agent or any Bank of

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

any right, remedy, power or privilege in connection with this Agreement, the Facility LC Applications, the Security Documents or the Notes; (d) any requirement that the Agent or any Bank, in the event of any default by the any Borrower, first make demand upon or seek to enforce remedies against, such Borrower or any other Borrower before demanding payment under or seeking to enforce this Agreement, the Facility LC Applications, the Security Documents or the Notes against any other Borrower; (e) any right to notice of the disposition of any security which the Agent and the Banks may hold from the Borrowers or otherwise and any right to object to the commercial reasonableness of the disposition of any such security; and (f) all errors and omissions in connection with the administration of any of the Obligations or the Loan Documents, or any other act or omission of the Agent or any Bank which changes the scope of the Borrower's risk. The obligations of the Borrowers hereunder shall be complete and binding forthwith upon the execution of this Agreement and subject to no condition whatsoever, precedent or otherwise, and notice of acceptance hereof or action in reliance hereon shall not be required.

         8.17     Joint and Several Obligations; Contribution Rights; Savings
Clause.

                  (a) Notwithstanding anything to the contrary set forth herein or in any Note, the obligations of the Borrowers hereunder and under the Facility LC Applications, Security Documents and the Notes are joint and several.

                  (b) If any Borrower makes a payment in respect of the indebtedness, obligations and liabilities of the Borrowers to the Banks under this Agreement, the Facility LC Applications, the Security Documents and the Notes (collectively, the "Bank Obligations"), it shall have the rights of contribution set forth below against the other Borrowers; provided that such Borrower shall not exercise its right of contribution until all the Bank Obligations have been paid in full. If any Borrower makes a payment in respect of the Bank Obligations that is smaller in proportion to its Payment Share (as hereinafter defined) than such payments made by the other Borrowers are in proportion to the amounts of their respective Payment Shares, the Borrower making such proportionately smaller payment shall, when permitted by the preceding sentence, pay to the other Borrowers an amount such that the net payments made by the Borrowers in respect of the Bank Obligations shall be shared among the Borrowers pro rata in proportion to their respective Payment Shares. If any Borrower receives any payment that is greater in proportion to the amount of its Payment Share than the payments received by the other Borrowers are in proportion to the amounts of their respective Payment Shares, the Borrower receiving such proportionately greater payment shall, when permitted by the second preceding sentence, pay to the other Borrowers an amount such that the payments received by the Borrowers shall be shared among the Borrowers pro rata in proportion to their respective Payment Shares. Notwithstanding anything to the contrary contained in this paragraph or in this Agreement, no liability or obligation of any Borrower that shall accrue pursuant to this paragraph shall be paid nor shall it be deemed owed pursuant to this paragraph until all of the Bank Obligations shall be paid in full.

                  For purposes hereof, the "Payment Share" of each Borrower shall be the sum of (i) the aggregate proceeds of the Bank Obligations received by such Borrower (and, if received subject to a repayment obligation, remaining unpaid on the Determination Date (as hereinafter defined)), plus (ii) the product of (A) the aggregate Bank Obligations remaining unpaid on the date such Bank Obligations become due and payable in full, whether by stated maturity, acceleration, or otherwise (the "Determination Date"), reduced by the amount of such Bank Obligations attributed to Borrowers pursuant to clause (i) above, times (B) a fraction, the numerator of which is such Borrower's net worth on the effective date of this Agreement, and the denominator of which is the aggregate net worth of all Borrowers on such date.

                  (c) It is the intent of each Borrower and the Banks that each Borrower's maximum Bank Obligations shall be in, but not in excess of:

                           (i)      in a case or proceeding commenced by or
against such Borrower under the Bankruptcy Code on or within one year from the date on which any of the Bank Obligations are incurred, the maximum amount that would not otherwise cause the Bank Obligations (or any other obligations of such Borrower to the Banks) to be avoidable or unenforceable against such Borrower under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                           (ii)     in a case or proceeding commenced by or
against such Borrower under the Bankruptcy Code subsequent to one year from the date on which any of the Bank Obligations are incurred, the maximum amount that would not otherwise cause the Bank Obligations (or any other obligations of such Borrower to the Banks) to be avoidable or unenforceable against such Borrower under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                           (iii)    in a case or proceeding commenced by or
against such Borrower under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount that would not otherwise cause the Bank Obligations (or any other obligations of such Borrower to the Banks) to be avoidable or unenforceable against such Borrower under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

         8.18 Confidentiality. Each of the Agent and each Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section to (i) any Purchaser of or participant in, or any prospective Purchaser of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect

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

contractual counterparty or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of any Borrower, (g) with the consent of Asset Acceptance, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or
(ii) becomes available to the Agent or any Bank on a nonconfidential basis from a source other than any Borrower, or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, the Agent and the Banks may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agent and the Banks in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from any Borrower or Affiliate relating to any such Person or its business, other than any such information that is available to the Agent or any Bank on a nonconfidential basis prior to disclosure by any Borrower or any such Affiliate. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         8.19 WAIVER OF JURY TRIAL. EACH OF THE AGENT, THE LC ISSUER, THE BANKS AND THE BORROWERS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM. NONE OF THE AGENT, THE LC ISSUER, THE BANKS OR THE BORROWERS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE AGENT, ANY BANK OR THE BORROWERS EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.

                [The rest of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                         ASSET ACCEPTANCE, LLC

                                         By:____________________________________
                                                 Nathaniel F. Bradley IV
                                            Its: President

                                         FINANCIAL CREDIT, LLC

                                         By:____________________________________
                                                 Nathaniel F. Bradley IV
                                            Its: President

                                         CFC FINANCIAL, LLC

                                         By:____________________________________
                                                 Nathaniel F. Bradley IV
                                            Its: President

                                         CONSUMER CREDIT, LLC

                                         By:____________________________________
                                                 Nathaniel F. Bradley IV
                                            Its: President

Commitment Amount: $35,000,000                BANK ONE, NA, individually and
                                              as Agent and LC Issuer

Address for Notices:

Bank One, NA                                  By:_______________________________
10 South Main Street, Suite 104               Print Name:_______________________
Mt. Clemens, Michigan 48043                         Its:________________________
Attention: Timothy E. Rettberg
Facsimile No.: (586) 468-8120
Facsimile Confirmation No. (586) 468-1166

Commitment Amount: $10,000,000                STANDARD FEDERAL BANK, NA

Address for Notices:

                                              By:_______________________________
Standard Federal Bank, NA                     Print Name:_______________________
2600 West Big Beaver Road                           Its:________________________
Troy, Michigan 48084
Attention: Gloria Bertagnolli
Facsimile No.: (248) 637-5003
Facsimile Confirmation No.: (248) 822-5472

Commitment Amount: $10,000,000                NATIONAL CITY BANK OF MICHIGAN/
                                              ILLINOIS

Address for notices:

National City Bank of Michigan/Illinois       By:_______________________________
333 Fort Street, 16th Floor                   Print Name:_______________________
Locator R-J65-4P                                    Its:________________________
Detroit, Michigan 48226-3154
Attention: Frederick P. Fordon
Facsimile No.: (313) 237-8022
Facsimile Confirmation No.: (313) 237-8071

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

Commitment Amount: $15,000,000                FIFTH THIRD BANK,
                                              EASTERN MICHIGAN
Address for notices:

Fifth Third Bank, Eastern Michigan            By:_______________________________
1000 Town Center, Suite 1500                  Print Name:_______________________
MD JTWN5F                                           Its:________________________
Southfield, Michigan 48075
Attention: Andre A. Nazareth
Facsimile No.: (248) 603-0548
Facsimile Confirmation No.: (248) 603-0524

Commitment Amount: $10,000,000                COMERICA BANK

Address for notices:

                                              By:_______________________________
Comerica Bank                                 Print Name:_______________________
500 Woodward Ave., 6th Floor                        Its:________________________
Detroit, Michigan
Attention: Richard S. Arceci
Facsimile No.: (313) 222-7475
Facsimile Confirmation No.: (313) 222-0167

                                                                  EXECUTION COPY

                       FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of June 25, 2003 (this "Amendment"), is by and among ASSET ACCEPTANCE, LLC, a Delaware limited liability company, FINANCIAL CREDIT, LLC, a Delaware limited liability company, CFC FINANCIAL, LLC, a Delaware limited liability company, and CONSUMER CREDIT, LLC, a Delaware limited liability company (collectively, the "Existing Borrowers"), MED-FI ACCEPTANCE, LLC, a Delaware limited liability company (the "New Borrower" and, together with the Existing Borrowers, collectively, the "Borrowers" and, individually, a "Borrower"), BANK ONE, NA, a national banking association with its main office in Chicago, Illinois ("Bank One"), STANDARD FEDERAL BANK, NA, a national banking association, NATIONAL CITY BANK OF MICHIGAN/ILLINOIS, a national banking association, FIFTH THIRD BANK, EASTERN MICHIGAN, a Michigan banking corporation, and COMERICA BANK, a Michigan banking corporation (together with Bank One, collectively, the "Banks" and, individually, a "Bank"), and BANK ONE, NA, as LC Issuer and administrative agent on behalf of the Banks (in such capacity, the "Agent").

                                  INTRODUCTION

                  A. The Existing Borrowers, the Banks and the Agent have entered into the Credit Agreement, dated as of September 30, 2002 (the "Credit Agreement").

                  B. The Existing Borrowers have requested that the New Borrower be added to the Credit Agreement as a "Borrower", and the Banks and the Agent are willing to so modify the Credit Agreement on the terms and conditions herein set forth.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein and in the Credit Agreement contained, the parties hereto agree as follows:

                    ARTICLE 1. AMENDMENTS TO CREDIT AGREEMENT

                  Effective upon the date the conditions precedent set forth in
Article 3 of this Amendment are satisfied, which date (the "Amendment Date") shall be determined by the Agent in its sole discretion, the Credit Agreement hereby is amended as follows:

                  1.1 As used in the Credit Agreement and all other Loan Documents, the term "Borrower" and all pronouns understood in the context to mean such a "Borrower" or any such "Borrower" shall mean and include the New Borrower and the Existing Borrowers, as if the New Borrower originally were a signatory to the Credit Agreement.

                  1.2 The Section in the Credit Agreement labeled "1.22" properly is relabeled as "7.22."

                  1.3 Exhibits A, C, D, E and F attached to this Amendment are substituted for Exhibits A, C, D, E and F, respectively, attached to the Credit Agreement.

                  1.4 Schedule 4.4 attached to this Amendment is substituted for Schedule 4.4 attached to the Credit Agreement.

                         ARTICLE 2. NEW BORROWER JOINDER

                  2.1 The New Borrower hereby acknowledges that it has received and reviewed a copy of the Credit Agreement and the other Loan Documents and unconditionally agrees hereby to: (a) join the Credit Agreement and the other Loan Documents as a "Borrower", and hereby does so join the Credit Agreement and the other Loan Documents, (b) be bound by, and hereby ratifies and confirms, all covenants, agreements, consents, submissions, appointments, acknowledgments and other terms and provisions attributable to each "Borrower" under the Credit Agreement and the other Loan Documents, and does hereby agree that it is so bound, and (c) perform all obligations at all times, and from time to time, required of it as a "Borrower" by the Credit Agreement and the other Loan Documents.

                         ARTICLE 3. CONDITIONS PRECEDENT

         As conditions precedent to the effectiveness of this Amendment, the Banks and the Agent shall receive the following documents and the following matters shall be completed, all in form and substance satisfactory to each Bank and the Agent:

                  3.1 This Amendment duly executed on behalf of the Borrowers, the Banks and the Agent, and the acknowledgment at the end of this Amendment duly executed on behalf of the Guarantor.

                  3.2 The Borrowers shall execute and deliver to the Banks replacement Revolving Credit Notes (the "Replacement Revolving Credit Notes") substantially in the form of Exhibit C attached to this Amendment, properly completed for each Bank.

                  3.3 The Borrowers shall execute and deliver to the Agent a second amended and restated security agreement, substantially in the form of Exhibit D attached to this Amendment (the "Replacement Security Agreement"), and the New Borrower shall execute and deliver, or cause to be executed and delivered, to the Agent all certificates, other Security Documents, opinions of counsel and other items required under Section 2.5 of the Credit Agreement, with respect to the New Borrower.

                  3.4 All other documents, payments and legal matters in connection with the transactions contemplated by this Amendment shall have been executed, delivered and complete, as applicable, and shall be in form and substance satisfactory to Agent and its counsel.

                                             First Amendment to Credit Agreement

                    ARTICLE 4. REPRESENTATIONS AND WARRANTIES

                  In order to induce the Banks and the Agent to enter into this Amendment, each Borrower represents and warrants that:

                  4.1 The execution, delivery and performance by each Borrower of this Amendment, the Replacement Revolving Credit Notes and the Replacement Security Agreement, and the execution, delivery and performance by the New Borrower of the other Security Documents to which it is a party delivered hereunder, are within its corporate powers, have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of such Borrower's charter or by-laws, or of any contract or undertaking to which such Borrower is a party or by which such Borrower or its property is or may be bound or affected.

                  4.2 This Amendment is and, when executed and delivered, the Replacement Revolving Credit Notes and the Replacement Security Agreement will be, legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms. The Security Documents to which the New Borrower is a party delivered hereunder are legal, valid and binding obligations of the New Borrower, enforceable against the New Borrower in accordance with their respective terms.

                  4.3 No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor or stockholder of any Borrower, is required on the part of any Borrower in connection with the execution, delivery and performance of this Amendment, the Replacement Revolving Credit Notes, the Replacement Security Agreement, the other Security Documents to which the New Borrower is a party delivered hereunder or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment, the New Revolving Credit Notes or such Security Documents.

                  4.4      After giving effect to the amendments contained in
Article 1 of this Amendment, the representations and warranties contained in
Article 4 of the Credit Agreement and the representations and warranties contained in the Security Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

                            ARTICLE 5. MISCELLANEOUS

                  5.1 If any Borrower shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by the Borrowers in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an Event of Default.

                  5.2 All references to the Credit Agreement in any Security Document or any other document, instrument or certificate referred to in the Credit Agreement or delivered in

                                             First Amendment to Credit Agreement
connection therewith or pursuant thereto, hereafter shall be deemed references to the Credit Agreement, as amended hereby. All references to the Revolving Credit Notes in the Credit Agreement, any Security Document or any other document, instrument or certificate referred to in the Credit Agreement or delivered in connection therewith or pursuant thereto, hereafter shall be deemed references to the Replacement Revolving Credit Notes. All references to the Security Agreement in the Credit Agreement, any other Security Document or any other document, instrument or certificate referred to in the Credit Agreement or delivered in connection therewith or pursuant thereto, hereafter shall be deemed references to the Replacement Security Agreement.

                  5.3 The Security Documents, any and all certificates or financing statements executed pursuant to the Credit Agreement or in connection therewith and, subject to the amendments herein provided, the Credit Agreement shall in all respects continue in full force and effect for the benefit of the Agent and the Banks.

                  5.4 Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                  5.5 This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.

                  5.6 The Borrowers jointly and severally agree to pay the reasonable fees and expenses of Dickinson Wright PLLC, counsel for the Agent, in connection with the negotiation and preparation of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby, and in connection with advising the Agent as to its rights and responsibilities with respect thereto.

                  5.7 This Amendment may be executed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                [The rest of this page intentionally left blank.]

                                             First Amendment to Credit Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first-above written.

                                              ASSET ACCEPTANCE, LLC

                                              By:_______________________________
                                                      Nathaniel F. Bradley IV
                                                 Its: President

                                              FINANCIAL CREDIT, LLC

                                              By:_______________________________
                                                      Nathaniel F. Bradley IV
                                                 Its: President

                                              CFC FINANCIAL, LLC

                                              By:_______________________________
                                                      Nathaniel F. Bradley IV
                                                 Its: President

                                              CONSUMER CREDIT, LLC

                                              By:_______________________________
                                                      Nathaniel F. Bradley IV
                                                 Its: President

                                              MED-FI ACCEPTANCE, LLC

                                              By:_______________________________
                                                      Nathaniel F. Bradley IV
                                                 Its: President

                                             First Amendment to Credit Agreement

                                              BANK ONE, NA, individually and
                                              as Agent and LC Issuer

                                              By:_______________________________
                                              Print Name:_______________________
                                                    Its:________________________

                                              STANDARD FEDERAL BANK, NA

                                              By:_______________________________
                                              Print Name:_______________________
                                                    Its:________________________

                                              NATIONAL CITY BANK OF MICHIGAN/
                                              ILLINOIS

                                              By:_______________________________
                                              Print Name:_______________________
                                                    Its:________________________

                                              FIFTH THIRD BANK,
                                              EASTERN MICHIGAN

                                              By:_______________________________
                                              Print Name:_______________________
                                                    Its:________________________

                                              COMERICA BANK

                                              By:_______________________________
                                              Print Name:_______________________
                                                    Its:________________________

                                             First Amendment to Credit Agreement

                           ACKNOWLEDGMENT OF GUARANTOR

                  As of the date first set forth above, the undersigned hereby acknowledges that it has reviewed and fully consents to the foregoing First Amendment to Credit Agreement (the "First Amendment"), that each of the Security Documents (as defined in the Credit Agreement amended by the First Amendment; hereinafter the "Credit Agreement"), including without limitation the undersigned's Guaranty Agreement dated as of September 30, 2002 in favor of the Agent for the benefit of the Banks, made by the undersigned in favor of the Agent and the Banks continues in full force and effect to secure and guarantee, as the case may be, among other things, all the indebtedness, obligations and liabilities of the Borrowers, including without limitation the New Borrower, to the Banks and the Agent under the Credit Agreement, as amended by the First Amendment, and the Replacement Revolving Credit Notes, and acknowledges and agrees that it has no defenses, counterclaims or offsets with respect thereto. All references to the Credit Agreement and the Revolving Credit Notes in any Security Document or any other document, instrument or certificate referred to in the Credit Agreement or delivered in connection therewith or pursuant thereto, hereafter shall be deemed references to the Credit Agreement, as amended by the First Amendment, and the Replacement Revolving Credit Notes, respectively. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement or the First Amendment, as the case may be.

                                              ASSET ACCEPTANCE HOLDINGS, LLC

                                              By:_______________________________

                                                 Its:___________________________

                                             First Amendment to Credit Agreement

                      SECOND AMENDMENT TO CREDIT AGREEMENT

         THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of August 11, 2003 (this "Amendment"), is by and among ASSET ACCEPTANCE, LLC, a Delaware limited liability company, FINANCIAL CREDIT, LLC, a Delaware limited liability company, CFC FINANCIAL, LLC, a Delaware limited liability company, and CONSUMER CREDIT, LLC, a Delaware limited liability company, and MED-FI ACCEPTANCE, LLC, a Delaware limited liability company (collectively, the "Borrowers" and, individually, a "Borrower"), BANK ONE, NA, a national banking association with its main office in Chicago, Illinois ("Bank One"), STANDARD FEDERAL BANK, NA, a national banking association, NATIONAL CITY BANK OF MICHIGAN/ILLINOIS, a national banking association, FIFTH THIRD BANK, EASTERN MICHIGAN, a Michigan banking corporation, and COMERICA BANK, a Michigan banking corporation (together with Bank One, collectively, the "Banks" and, individually, a "Bank"), and BANK ONE, NA, as LC Issuer and administrative agent on behalf of the Banks (in such capacity, the "Agent").

                                  INTRODUCTION

                  A. The Borrowers, the Banks and the Agent have entered into the Credit Agreement, dated as of September 30, 2002, as amended by the First Amendment to Credit Agreement, dated as of June 25, 2003 (the "Credit Agreement"), pursuant to which the Banks provide to the Borrowers a revolving credit facility in the aggregate principal amount of $80,000,000.

                  B. The Borrowers have requested that the amount of the credit facility provided under the Credit Agreement be increased by $20,000,000, and that the termination date of the credit facility be extended one year, and the Banks and the Agent are willing to so modify the Credit Agreement on the terms and conditions herein set forth.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein and in the Credit Agreement contained, the parties hereto agree as follows:

                    ARTICLE 1. AMENDMENTS TO CREDIT AGREEMENT

                  Effective upon the date the conditions precedent set forth in
Article 3 of this Amendment are satisfied, which date (the "Amendment Date") shall be determined by the Agent in its sole discretion, the Credit Agreement hereby is amended as follows:

                  1.1      The definition of the term "Aggregate Commitment" in
Section 1.1 is amended and restated in full as follows:

                           "Aggregate Commitment" shall mean the aggregate of the Commitments of all of the Banks, not exceeding $100,000,000, as such amount may be increased or reduced from time to time pursuant to the terms hereof.

                  1.2      The definition of the term "Commitment" in Section
1.1 is amended and restated in full as follows:

                           "Commitment" shall mean, with respect to each Bank, the commitment of each such Bank to make Loans to the Borrowers pursuant to Section 2.1 and participate in Facility LCs issued upon the application of Asset Acceptance in an aggregate amount outstanding at any time not exceeding the respective commitment amount for each such Bank set forth next to the name of each such Bank on the signature pages to the Second Amendment, as such amounts may be reduced from time to time pursuant to Section 2.2.

                  1.3 The following definitions of the terms "Second Amendment" and "Second Amendment Date", respectively, are added to Section 1.1 in alphabetical order:

                           "Second Amendment" shall mean the Second Amendment to this Agreement, dated as of July 31, 2003.

                           "Second Amendment Date" shall mean the Amendment Date (as defined in the Second Amendment).

                  1.4      The definition of the term "Subordinated Debt" in
Section 1.1 is amended and restated in full as follows:

                           "Subordinated Debt" of any person shall mean, as of any date, that Indebtedness of such person for borrowed money which is satisfactory in form and substance to the Required Banks, is on terms and conditions satisfactory to the Required Banks, and is expressly subordinate and junior in right and priority of payment to the Loans and other Indebtedness of such person to the Banks in manner and by agreement satisfactory in form and substance to the Required Banks.

                  1.5      The definition of the term "Termination Date" in
Section 1.1 is amended and restated in full as follows:

                           "Termination Date" shall mean the earlier to occur of
         (a) September 28, 2006, and (b) the date on which the Commitments shall be terminated pursuant to Section 2.2 or 6.2.

                  1.6 Section 4.15, "Reportable Transaction", is added to the Credit Agreement immediately following Section 4.14, as follows:

                  4.15 Reportable Transaction. The Borrowers do not intend to treat the Loans, Facility LCs and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation
         Section 1.6011-4). In the event the

                                            Second Amendment to Credit Agreement

         Borrowers determine to take any action inconsistent with such intention, they will promptly notify the Agent thereof.

                  1.7      The following sentence is added to the end of Section
8.18:

         Notwithstanding anything herein to the contrary, confidential Information shall not include, and the Agent and each Bank (and each employee, representative or other agent of the Agent or any Bank) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Bank relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure.

                                   ARTICLE 2.
            REALLOCATION OF LOANS AND FACILITY LCS ON AMENDMENT DATE

                  2.1      Effective on the Amendment Date, subject to Section
2.2 below, each Bank hereby sells, grants, assigns and conveys to each other Bank, without recourse, warranty, or representation of any kind, except as specifically provided herein, an undivided percentage in such Bank's right, title and interest in and to its outstanding Loans and participation interests in Facility LCs in the respective dollar amounts and percentages as necessary so that, from and after such sale, each such Bank's outstanding Loans and participation interests in Facility LCs shall equal such Bank's Pro Rata Share (calculated based upon the amount of its Commitment after giving effect to this Amendment) of the outstanding Loans and LC Obligations. Effective on the Amendment Date, each Bank hereby purchases and accepts each such grant, assignment and conveyance from each of such other Banks. Each Bank so purchasing hereby agrees that its respective purchase price for the portion of the outstanding Loans and participation interests in Facility LCs purchased hereby shall equal the respective dollar amount necessary so that, from and after such payments, each Bank's outstanding Loans and participation interests in Facility LCs shall equal such Bank's Pro Rata Share (calculated based upon the amount of its Commitment after giving effect to this Amendment) of the outstanding Loans and LC Obligations. The amounts payable by each Bank that has a net greater purchasing obligation shall be payable on the Amendment Date by wire transfer of immediately available funds to the Agent. The Agent, in turn, shall wire transfer any such funds received to each Bank that has a net greater selling obligation, in same day funds, for the sole account of each such Bank. Each Bank hereby represents and warrants to each other Bank that it owns the Loans and participation interests in Facility LCs being sold and assigned hereby for its own account and has not sold, transferred or encumbered any or all of its interest in such Loans and participation interests in Facility LCs. Each Bank hereby acknowledges and agrees that, except for each other Bank's representations and warranties contained in the foregoing sentence, it has entered into this

                                            Second Amendment to Credit Agreement

Amendment with respect to such increase on the basis of its own independent investigation and has not relied upon, and will not rely upon, any explicit or implicit written or oral representation, warranty or other statement of the Banks or the Agent concerning the authorization, execution, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Amendment, the Credit Agreement or any related agreements or other documents.

                  2.2 Notwithstanding anything in Section 2.1 above or in the Credit Agreement to the contrary, in order to avoid the prepayment of Eurodollar Loans that are outstanding as of the Amendment Date (the "Existing Eurodollar Loans"), (a) the Banks shall continue to share in the Existing Eurodollar Loans until the end of their current Interest Periods in accordance with the Banks' respective Pro Rata Shares calculated based upon the amount of their respective Commitments before giving effect to this Amendment, (b) the outstanding Loans as of the Amendment Date that are acquired by any Bank pursuant to the participations under Section 2.1 above shall be limited to Floating Rate Loans, (c) on and after the Amendment Date, all new Eurodollar Borrowings, including any continuations or conversions thereof, shall be shared by the Banks in accordance with their respective Pro Rata Shares calculated based upon the amount of their respective Commitments after giving effect to this Amendment, and their respective shares of the then outstanding Floating Rate Loans shall be deemed adjusted through the purchasing and selling of participations therein (in accordance with the procedures set forth in Section
2.1 above) such that each Bank's overall share of all the Loans shall be in an amount in accordance with their respective Pro Rata Shares calculated based upon the amount of their respective Commitments after giving effect to this Amendment, and (d) the Borrowers shall not at any time be allowed to request any Borrowing or Facility LC that would cause any Bank's Outstanding Credit Exposure to exceed any such Bank's Commitment after giving effect to this Amendment.

                         ARTICLE 3. CONDITIONS PRECEDENT

         As conditions precedent to the effectiveness of this Amendment, the Banks and the Agent shall receive the following documents and the following matters shall be completed, all in form and substance satisfactory to each Bank and the Agent:

                  3.1 This Amendment duly executed on behalf of the Borrowers, the Banks and the Agent, and the acknowledgment at the end of this Amendment duly executed on behalf of the Guarantor.

                  3.2 The Borrowers shall execute and deliver to the Banks replacement Revolving Credit Notes (the "Replacement Revolving Credit Notes") substantially in the form of Exhibit C attached to the Credit Agreement, properly completed for each Bank in the amount, for each such Bank respectively, of its Commitment set forth on the signature pages of this Amendment.

                  3.3 The Borrowers shall have paid to the Agent (a) for the account of the Banks the following fees: (i) for each Bank, a fee in the amount equal to one-tenth of one percent (1/10 of 1%) of the amount of such Bank's Commitment before giving effect to this Amendment, and (ii) for each Bank, an additional fee in the amount of one-fifth of one percent (1/5 of 1%) of the

                                            Second Amendment to Credit Agreement
difference between the amount of such Bank's Commitment before giving effect to this Amendment and the amount of such Bank's Commitment after giving effect to this Amendment, and (b) for the account of the Agent and Banc One Capital Markets, Inc., such other fees, in such amounts and at such times, to which the Borrowers and the Agent otherwise shall have agreed.

                  3.4 All other documents, payments and legal matters in connection with the transactions contemplated by this Amendment shall have been executed, delivered and complete, as applicable, and shall be in form and substance satisfactory to Agent and its counsel.

                    ARTICLE 4. REPRESENTATIONS AND WARRANTIES

                  In order to induce the Banks and the Agent to enter into this Amendment, each Borrower represents and warrants that:

                  4.1 The execution, delivery and performance by each Borrower of this Amendment and the Replacement Revolving Credit Notes are within its corporate powers, have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of such Borrower's charter or by-laws, or of any contract or undertaking to which such Borrower is a party or by which such Borrower or its property is or may be bound or affected.

                  4.2 This Amendment is and, when executed and delivered, the Replacement Revolving Credit Notes will be, legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms.

                  4.3 No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor or stockholder of any Borrower, is required on the part of any Borrower in connection with the execution, delivery and performance of this Amendment, the Replacement Revolving Credit Notes or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment or the Replacement Revolving Credit Notes.

                  4.4      After giving effect to the amendments contained in
Article 1 of this Amendment, the representations and warranties contained in
Article 4 of the Credit Agreement and the representations and warranties contained in the Security Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

                            ARTICLE 5. MISCELLANEOUS

                  5.1 If any Borrower shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by the Borrowers in this

                                            Second Amendment to Credit Agreement

Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an Event of Default.

                  5.2 All references to the Credit Agreement in any Security Document or any other document, instrument or certificate referred to in the Credit Agreement or delivered in connection therewith or pursuant thereto, hereafter shall be deemed references to the Credit Agreement, as amended hereby. All references to the Revolving Credit Notes in the Credit Agreement, any Security Document or any other document, instrument or certificate referred to in the Credit Agreement or delivered in connection therewith or pursuant thereto, hereafter shall be deemed references to the Replacement Revolving Credit Notes.

                  5.3 The Security Documents, any and all certificates or financing statements executed pursuant to the Credit Agreement or in connection therewith and, subject to the amendments herein provided, the Credit Agreement shall in all respects continue in full force and effect for the benefit of the Agent and the Banks.

                  5.4 Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                  5.5 This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.

                  5.6 The Borrowers jointly and severally agree to pay the reasonable fees and expenses of Dickinson Wright PLLC, counsel for the Agent, in connection with the negotiation and preparation of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby, and in connection with advising the Agent as to its rights and responsibilities with respect thereto.

                  5.7 This Amendment may be executed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                [The rest of this page intentionally left blank.]

                                            Second Amendment to Credit Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first-above written.

                                              ASSET ACCEPTANCE, LLC

                                              By:_______________________________
                                                      Nathaniel F. Bradley IV
                                                 Its: President

                                              FINANCIAL CREDIT, LLC

                                              By:_______________________________
                                                      Nathaniel F. Bradley IV
                                                 Its: President

                                              CFC FINANCIAL, LLC

                                              By:_______________________________
                                                      Nathaniel F. Bradley IV
                                                 Its: President

                                              CONSUMER CREDIT, LLC

                                              By:_______________________________
                                                      Nathaniel F. Bradley IV
                                                 Its: President

                                              MED-FI ACCEPTANCE, LLC

                                              By:_______________________________
                                                      Nathaniel F. Bradley IV
                                                 Its: President

                                            Second Amendment to Credit Agreement

Commitment Amount: $40,000,000                BANK ONE, NA, individually and
                                              as Agent and LC Issuer

                                              By:_______________________________
                                              Print Name:_______________________
                                                    Its:________________________

Commitment Amount: $15,000,000                COMERICA BANK

                                              By:_______________________________
                                              Print Name:_______________________
                                                    Its:________________________

Commitment Amount: $15,000,000                FIFTH THIRD BANK,
                                              EASTERN MICHIGAN

                                              By:_______________________________
                                              Print Name:_______________________
                                                    Its:________________________

Commitment Amount: $15,000,000                NATIONAL CITY BANK OF MICHIGAN/
                                              ILLINOIS

                                              By:_______________________________
                                              Print Name:_______________________
                                                    Its:________________________

Commitment Amount: $15,000,000                STANDARD FEDERAL BANK, NA

                                              By:_______________________________
                                              Print Name:_______________________
                                                    Its:________________________

                                            Second Amendment to Credit Agreement

                           ACKNOWLEDGMENT OF GUARANTOR

                  As of the date first set forth above, the undersigned hereby acknowledges that it has reviewed and fully consents to the foregoing Second Amendment to Credit Agreement (the "Second Amendment"), that each of the Security Documents (as defined in the Credit Agreement amended by the Second Amendment; hereinafter the "Credit Agreement"), including without limitation the undersigned's Guaranty Agreement dated as of September 30, 2002 in favor of the Agent for the benefit of the Banks, made by the undersigned in favor of the Agent and the Banks continues in full force and effect to secure and guarantee, as the case may be, among other things, all the indebtedness, obligations and liabilities of the Borrowers to the Banks and the Agent under the Credit Agreement, as amended by the Second Amendment, and the Replacement Revolving Credit Notes, and acknowledges and agrees that it has no defenses, counterclaims or offsets with respect thereto. All references to the Credit Agreement and the Revolving Credit Notes in any Security Document or any other document, instrument or certificate referred to in the Credit Agreement or delivered in connection therewith or pursuant thereto, hereafter shall be deemed references to the Credit Agreement, as amended by the Second Amendment, and the Replacement Revolving Credit Notes, respectively. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement or the Second Amendment, as the case may be.

                                              ASSET ACCEPTANCE HOLDINGS, LLC

                                              By:_______________________________

                                                 Its:___________________________

                                            Second Amendment to Credit Agreement